Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Uniti Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

10802 Executive Center Drive
Benton Building, Suite 300
Little Rock, Arkansas 72211
Telephone: (501) 850-0820

 www.uniti.com

2018 PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING

THURSDAY, MAY 17, 2018	8:00 A.M. (EASTERN TIME)

www.virtualshareholdermeeting.com/UNIT2018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Uniti Group Inc., a Maryland corporation (the "Company"), will be held on Thursday, May 17, 2018, at 8:00 a.m. (Eastern time). The Annual Meeting will be completely virtual, which means stockholders will be able to attend the Annual Meeting, vote and submit questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/UNIT2018.

Items of Business

                  At the Annual Meeting, holders of our common stock will be asked to consider and vote upon the following proposals, all of which are discussed in greater detail in the accompanying proxy statement:

1.
To elect the six director nominees named in the attached proxy statement to serve until the 2019 annual meeting of stockholders and until successors are duly elected or until the earliest of their removal, resignation or death;

2.
To approve, on an advisory basis, the compensation of the Company's named executive officers;

3.
To approve the Uniti Group Inc. Employee Stock Purchase Plan;

4.
To approve an amendment to the Company's charter to provide stockholders with the power to amend the Company's bylaws;

5.
To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountant for the year ending December 31, 2018; and

6.
To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

                  Only stockholders of record at the close of business on March 16, 2018, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof.

                  We are pleased to take advantage of the rules of the U.S. Securities and Exchange Commission that allow companies to furnish their proxy materials over the Internet. As a result, beginning on April [    •    ], 2018, we began mailing a Notice of Internet Availability of Proxy Materials to our stockholders rather than a full paper set of the proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials over the Internet, as well as instructions on how stockholders may obtain a paper copy of our proxy materials.

                  To make it easier for you to vote, both Internet and telephone voting are available. The instructions on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, the proxy card describe how to use these convenient services.

                  Your vote is important to us and to our business. Whether or not you plan to participate in the Annual Meeting, we encourage you to read the accompanying proxy statement and submit your proxy or voting instructions as soon as possible.

By Order of the Board of Directors,

Daniel L. Heard
Little Rock, Arkansas	Executive Vice President—General Counsel and Secretary
April [•], 2018

Important notice regarding the availability of proxy materials for the 2018 Annual Meeting of Stockholders to be held on May 17, 2018: The Company's Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available electronically at http://investor.uniti.com and www.proxyvote.com.

PROXY SUMMARY

              This summary highlights certain information contained elsewhere in the accompanying proxy statement, but does not contain all of the information you should consider before voting your shares. For more complete information regarding the proposals to be voted upon at the Annual Meeting and our fiscal year 2017 performance, please review the entire proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. We use the terms "Uniti," "the Company," "we," "our" and "us" in this summary to refer to Uniti Group Inc.

Annual Meeting

Date:	May 17, 2018
Time:	8:00 a.m. (Eastern time)
Location:	Via the Internet: www.virtualshareholdermeeting.com/UNIT2018
Record Date:	Holders of our common stock at the close of business on March 16, 2018

Voting Matters

Proposals		Required Approval	Board Recommendation	Page Reference

1.	Election of directors	Majority of Votes Cast for Each Nominee	FOR each nominee	13

2.	Advisory vote to approve executive compensation	Majority of Votes Cast	FOR	48

3.	Approval of the Uniti Group Inc. Employee Stock Purchase Plan	Majority of Votes Cast	FOR	49

4.	Charter amendment to provide stockholders with the power to amend the bylaws	Majority of Outstanding Shares	FOR	53

5.	Ratification of auditors	Majority of Votes Cast	FOR	55

Corporate Governance Highlights (see page 7)

              Uniti is committed to strong corporate governance practices and policies, which promote both the long-term interests of our stockholders and the accountability of the Board of Directors and management. The following table summarizes certain of our corporate governance practices and policies:

Annual election of directors	Active stockholder engagement
Majority voting and resignation policy for director elections	Policies prohibiting hedging of Company shares
Independent directors regularly meet without management present	Board is 83% independent (CEO is only management director)
Board regularly assesses its performance through board and committee self-evaluations	No poison pill
Independent Chairman	Robust stock ownership guidelines

              We value an open and active dialogue with our stockholders and we believe that regular communication with our stockholders is vital to our long-term success. We strive to foster strong stockholder relationships that lead to a mutual understanding of issues and approaches. During 2017, members of our management team met and communicated with many of our stockholders to ensure that we fully understand our stockholders' concerns with respect to governance and compensation-related matters.

Director Nominees (see page 13)

              The following table contains information about the six candidates who have been nominated for election to the Board of Directors of Uniti. Each nominee is currently a director of Uniti.

					Committee Memberships
Name	Age	Director Since	Principal Occupation	Financial Expert	Audit	Compensation	Governance

Jennifer S. Banner	58	2015	CEO of Schaad Companies, LLC

Scott G. Bruce	56	2016	Managing Director of Associated Partners, LP			—	—

Francis X. ("Skip") Frantz	64	2015	Chairman of the Board of Uniti	—	—

Andrew Frey	42	2016	Partner of Searchlight Capital Partners, L.P.			—	—

Kenneth A. Gunderman	47	2015	President and CEO of Uniti	—	—	—	—

David L. Solomon	58	2015	Founder and Managing Director of Meritage Funds

 Member      Chairperson      Financial Expert

2017 Executive Compensation (see page 21)

              Compensation decisions regarding executive compensation are made by the Compensation Committee. The Compensation Committee believes that a sensibly-structured, incentive-aligning compensation program is critical to the creation of long-term stockholder value. The following table summarizes certain highlights of our compensation practices:

What We Do:	What We Don't Do:
Align pay with performance by linking a substantial portion of compensation to the achievement of predefined performance metrics	Do NOT provide tax gross-ups in any circumstance
Retain an independent compensation consultant	Do NOT provide excessive perquisites for executives
Require compliance with stock ownership guidelines for executives and non-employee directors	Do NOT provide guaranteed bonuses
Include double-trigger change-in-control provisions in equity awards	Do NOT provide discount stock options or stock appreciation rights
Place caps on incentive award opportunities and conduct annual risk assessment	Do NOT pay dividends on performance-based restricted stock units prior to vesting
Maintain a clawback policy	Do NOT permit unapproved pledging of our common stock
Prohibit hedging of Company shares and option trading	Do NOT add back to our equity compensation plan reserves any shares tendered as payment for shares withheld for taxes

              At the 2017 annual meeting of stockholders, approximately 90% of votes cast in the annual "say-on-pay" vote were in favor of the compensation of the Company's named executive officers ("NEOs"). In light of this strong support, the Compensation Committee decided to maintain the core design of our compensation program for 2017.

10802 Executive Center Drive
Benton Building, Suite 300
Little Rock, Arkansas 72211
Telephone: (501) 850-0820
 www.uniti.com

PROXY STATEMENT

              This proxy statement (this "Proxy Statement") is being furnished to stockholders beginning on April [    •    ], 2018 in connection with the solicitation of proxies by the Board of Directors of Uniti Group Inc. ("Uniti," "the Company," "we," "our" and "us") to be used at its 2018 annual meeting of stockholders (the "Annual Meeting") to be held on May 17, 2018 at 8:00 a.m. (Eastern time), and at any postponement or adjournment thereof.

              We are excited to once again offer our stockholders a completely "virtual" Annual Meeting. We believe a virtual Annual Meeting provides our stockholders expanded access to participate in the meeting, improves communication between stockholders and management and results in cost savings for the Company and our stockholders. Hosting a virtual meeting enables increased stockholder attendance and participation, because more stockholders can attend and participate in the Annual Meeting, including the ability to vote and ask questions, from almost any location around the world. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/UNIT2018 and entering the control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. Because the Annual Meeting is entirely virtual and being webcast live over the Internet, stockholders will not be able to attend the Annual Meeting in person.

              Please read this Proxy Statement carefully and then vote your shares promptly by telephone, by Internet or by signing, dating and returning your proxy card.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

Q:
What is included in the proxy materials?

A:
The internet version of the proxy materials includes:

•
This Proxy Statement for the Annual Meeting; and

•
Our 2017 annual report to stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the "Annual Report").

If you received a printed copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction form for the Annual Meeting.
Q:
What items of business will be conducted at the Annual Meeting?

A:
The following matters will be presented for stockholder consideration and voting at the Annual Meeting:

•
The election of six nominees to serve as directors of the Company until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified (Proposal No. 1);

•
An advisory vote to approve the compensation of the Company's NEOs (Proposal No. 2);

•
A vote to approve the Uniti Group Inc. Employee Stock Purchase Plan (Proposal No. 3);

•
A vote to approve an amendment to the Company's charter to provide stockholders with the power to amend the Company's bylaws (Proposal No. 4); and

•
The ratification of the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent public accounting firm for the year ending December 31, 2018 (Proposal No. 5).
Q:
How does the Board of Directors recommend that I vote?

A:
The Board of Directors of Uniti recommends you vote:

•
"FOR" the election of each of the six nominees to serve as directors of the Company (Proposal No. 1);

•
"FOR" approval of the resolution regarding compensation of the Company's NEOs (Proposal No. 2);

•
"FOR" approval of the Uniti Group Inc. Employee Stock Purchase Plan (Proposal No. 3);

  •
  "FOR" approval of an amendment to the Company's charter to provide stockholders with the power to amend the Company's bylaws (Proposal No. 4); and

  •
  "FOR" the ratification of the appointment of PwC as our independent public accounting firm for the year ending December 31, 2018 (Proposal No. 5).
Q:
Who is entitled to vote at the Annual Meeting?

A:
Each share of Uniti common stock is entitled to one vote on each proposal presented at the Annual Meeting. Holders of record of our common stock at the close of business on March 16, 2018 (the "Record Date" for the Annual Meeting) are entitled to receive notice of the Annual Meeting and to vote their shares of common stock held on that date at the Annual Meeting or any postponements or adjournments of the Annual Meeting. On the Record Date, 175,779,917 shares of common stock of Uniti were outstanding.
Q:
How can I attend and participate in the Annual Meeting?

A:
Stockholders may attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/UNIT2018. The Annual Meeting will begin promptly at 8:00 a.m. (Eastern time). We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 7:50 a.m. (Eastern time), and you should allow ample time for the check-in procedures.

While all Uniti stockholders will be permitted to attend the Annual Meeting, only stockholders of record and beneficial owners as of the close of business on the Record Date, March 16, 2018, may vote and ask questions during the Annual Meeting. In order to vote or submit a question during the meeting, you will need to follow the instructions posted at www.virtualshareholdermeeting.com/UNIT2018 and will also need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card.

Broadridge Financial Solutions, Inc. is hosting the Annual Meeting and, on the date of the Annual Meeting, will be available via telephone at 1-855-449-0991 to answer your questions regarding how to attend and participate in the Annual Meeting virtually via the Internet.
Q:
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:
Stockholder of record.

If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank, National Association, you are considered the stockholder of record with respect to those shares, and we sent a Notice of Internet Availability of Proxy Materials or a printed set of the proxy materials, together with a proxy card, directly to you.

Beneficial owner of shares held in street name.

If your shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of those shares held in "street name," and a Notice of Internet Availability of Proxy Materials or a printed set of the proxy materials, together with a voting instruction form, was forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions in the Notice of Internet Availability of Proxy Materials or on the voting instruction form you received.
Q:
How can I vote my shares?

A:
The process for voting your shares depends on how your shares are held. Generally, as discussed above, you may hold shares as a "record holder" (that is, in your own name) or in "street name" (that is, through a nominee, such as a broker or bank). As explained above, if you hold shares in "street name," you are considered to be the "beneficial owner" of those shares.

Voting by record holders.    If you are a record holder, you may vote by proxy prior to the Annual Meeting or you may vote during the Annual Meeting by joining the live webcast and following the instructions at www.virtualshareholdermeeting.com/UNIT2018. If you are a record holder and would like to vote your shares by proxy prior to the Annual Meeting, you have three ways to vote:

go to the website www.proxyvote.com and follow the instructions at that website;
call 1-800-690-6903 and follow the instructions provided on the call; or
if you received a proxy card in the mail, complete, sign, date, and mail the proxy card in the return envelope provided to you.

Please note that telephone and internet proxy voting will close at 11:59 p.m. (Eastern time) on May 16, 2018. If you received a proxy card in the mail and wish to vote by completing and returning the proxy card via mail, please note that your completed proxy card must be received before the polls close for voting at the Annual Meeting.

Voting by beneficial owners of shares held in "street name."    If your shares are held in the name of a broker, bank, or other nominee (that is, your shares are held in "street name"), you should receive separate instructions from your broker, bank or other nominee describing how to vote.
Q:
What constitutes a quorum?

A:
The presence at the Annual Meeting, virtually or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. If a quorum is established, each holder of common stock will be entitled to one vote on each matter to be voted on at the Annual Meeting for each issued and outstanding share of common stock owned on the Record Date. Proxies received but marked as abstentions and broker "non-votes" will be included in the calculation of the number of votes considered to be present at the Annual Meeting and will be counted for quorum purposes. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Q:
How many votes are needed to approve each proposal?

A:
The stockholder vote required to approve each proposal is set forth below:

Proposals		Required Approval

1.	Election of directors	Majority of Votes Cast for Each Nominee

2.	Advisory vote to approve executive compensation	Majority of Votes Cast

3.	Approval of the Uniti Group Inc. Employee Stock Purchase Plan	Majority of Votes Cast

4.	Charter amendment to provide stockholders with the power to amend the bylaws	Majority of Outstanding Shares

5.	Ratification of auditors	Majority of Votes Cast

Director Resignation Policy.    In accordance with our bylaws with respect to an uncontested election of directors, a director nominee must receive more votes cast "for" than "against" his or her election in order to be elected to the Board. Pursuant to our bylaws and Corporate Governance Guidelines, each director promptly following his or her failure to receive a majority of votes cast for his or her election is required to tender a contingent, irrevocable resignation. If this occurs, the Governance Committee will consider such resignation and make a recommendation to the Board regarding whether to accept or reject such resignation. The Board will act on the Governance Committee's recommendation within 90 days of the date the election results are certified and publicly disclose its decision.

Advisory Vote on Executive Compensation.    As noted above, approval of the compensation of our NEOs (Proposal No. 2) requires the affirmative vote of a majority of votes cast. This proposal, however, is merely advisory and is not binding on the Company, the Board or its Compensation Committee. Despite the fact it is non-binding, the Board and the Compensation Committee will take the proposal's voting results under advisement when making future decisions regarding the Company's executive compensation program.
Q:
How are proxies voted?

A:
All shares represented by valid proxies received prior to the Annual Meeting will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder's instructions.

Q:
What happens if I do not give specific voting instructions?

A:
Stockholders of record.

If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions or you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners of shares held in street name.

If you are a beneficial owner of shares held in street name and do not join and vote at the Annual Meeting or provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on such matter with respect to your shares. This is generally referred to as a "broker non-vote."
Q:
Which ballot measures are considered "routine" or "non-routine"?

A:
The ratification of PwC as our independent registered public accounting firm for the year ending December 31, 2018 (Proposal No. 5) is considered a routine matter under applicable rules, and no broker non-votes will occur in connection with Proposal No. 5. The election of directors (Proposal No. 1), the approval of the compensation of our NEOs (Proposal No. 2), the approval of the Uniti Group Inc. Employee Stock Purchase Plan (Proposal No. 3), and the amendment to our charter to provide stockholders with the power to amend the bylaws (Proposal No. 4) are considered non-routine matters under applicable rules, and therefore broker non-votes may exist in connection with these proposals.
Q:
How are abstentions and broker non-votes counted?

A:
Abstentions and broker non-votes will be counted to determine whether there is a quorum present at the Annual Meeting. With respect to Proposals No. 1-3 and Proposal No. 5, abstentions and broker non-votes will not be considered votes cast for voting purposes and will have no effect on such proposals. Abstentions and broker non-votes will, however, constitute a vote AGAINST the corporate governance proposal set forth in Proposal No. 4. The effect of abstentions and broker non-votes on each of the proposals presented in this Proxy Statement is as follows:

Proposals		Abstentions	Broker Non-Votes

1.	Election of directors	No Effect	No Effect

2.	Advisory vote to approve executive compensation	No Effect	No Effect

3.	Approval of the Uniti Group Inc. Employee Stock Purchase Plan	No Effect	No Effect

4.	Charter amendment to provide stockholders with the power to amend the bylaws	Vote Against	Vote Against

5.	Ratification of auditors	No Effect	Not Applicable

Q:
Can I change my vote after I have voted?

A:
Yes. You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. After you submit your proxy, you may change your vote via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting. However, your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote during the Annual Meeting or specifically request that your prior proxy be revoked by delivering written notice to Uniti's Secretary prior to the Annual Meeting at 10802 Executive Center Drive, Benton Building, Suite 300, Little Rock, Arkansas 72211.
Q:
What does it mean if I receive more than one proxy card or voting instruction form?

A:
If your shares are registered differently, or if they are held in more than one account, you will receive more than one proxy card or voting instruction form. Please follow the instructions on each proxy card or voting instruction form to ensure that all of your shares are voted. Please sign each proxy card exactly as your name appears on the card. For joint accounts, each owner must sign the proxy card. When signing as executor, administrator, attorney, trustee, guardian, etc., please print your full title on the proxy card.
Q:
Where can I find the voting results of the Annual Meeting?

A:
Uniti will announce preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the "SEC") within four business days after the Annual Meeting.

BOARD AND BOARD COMMITTEE MATTERS

              Our governing documents provide that our Board of Directors must consist of not less than two nor more than nine directors. The number of directors who serve on the Board is currently set at six and may be fixed from time to time by the Board in the manner provided in the Company's bylaws. The current members of our Board are: Jennifer S. Banner, Scott G. Bruce, Francis X. ("Skip") Frantz (Chairman), Andrew Frey, Kenneth A. Gunderman, and David L. Solomon. Biographical information regarding each of the current directors is available below under "Proposal No. 1—Election of Directors."

Director Independence

              Our Board has affirmatively determined that Ms. Banner and Messrs. Bruce, Frantz, Frey and Solomon qualify as independent directors under applicable NASDAQ listing standards and SEC rules. In making this determination, the Board reviewed each of the nominee's relationships, if any, with Uniti and determined that there are no relationships that would impair any nominee's ability to exercise independent judgment in carrying out his or her responsibilities as a director.

Meetings of the Board of Directors

              During 2017, the Board met six times and acted by unanimous written consent five times. All of the directors attended at least 75% of the meetings of the Board and Board committees on which they served during the periods in which they served. Directors are expected to attend each annual meeting of stockholders, and all of the directors then serving on the Board joined the 2017 annual meeting of stockholders.

Committees of the Board of Directors

              The Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance Committee. Each committee has a written charter that is available on our website at www.uniti.com under the "About Us—Corporate Governance" tab and is comprised entirely of directors whom the Board has determined are independent under applicable NASDAQ listing standards and SEC rules. A brief description of the function of each committee is set forth below. Members of each committee are as follows:

Committee Memberships

Board Member	Audit	Compensation	Governance

Jennifer S. Banner
Scott G. Bruce		—	—
Francis X. ("Skip") Frantz	—
Andrew Frey		—	—
Kenneth A. Gunderman	—	—	—
David L. Solomon

Number Of Meetings Held In Fiscal 2017	4	4	4

Member         Chairperson

Audit Committee

              Our Audit Committee consists of Ms. Banner, as Chair, and Messrs. Bruce, Frey and Solomon. Our Board has determined that each member of the Audit Committee is an "audit committee financial expert," as defined by the rules of the SEC. The primary duties of the Audit Committee include, among other things: (i) overseeing both the external and internal audit processes; (ii) establishing procedures for the receipt of complaints regarding accounting, internal accounting controls or auditing matters; (iii) overseeing and interacting with our independent auditors regarding the auditor's engagement and/or dismissal, duties, compensation, qualifications and performance; (iv) reviewing and discussing with our independent auditors the scope of audits and our accounting principles, policies and practices; (v) reviewing and discussing our financial statements with our independent auditors and management; (vi) monitoring the ongoing review of the Company's systems of disclosure controls and procedures; and (vii) reviewing and approving (or disapproving) related party transactions.

Compensation Committee

              Our Compensation Committee consists of Mr. Solomon, as Chair, Ms. Banner and Mr. Frantz. The Compensation Committee assists the Board in fulfilling its oversight responsibility related to the compensation programs, plans and awards for Uniti's directors and executive officers. For more information regarding the Compensation Committee, see "Compensation Discussion & Analysis" below in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

              No member of the Compensation Committee serving during 2017 had any relationship requiring disclosure under the section titled "Relationships and Certain Related Transactions" in this Proxy Statement. During 2017, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on either our Compensation Committee or our Board of Directors.

Governance Committee

              Our Governance Committee consists of Mr. Frantz, as Chair, Ms. Banner and Mr. Solomon. The Governance Committee's primary duties include, among other things: (i) establishing and reviewing the criteria for the skills and characteristics required of Board members; (ii) identifying individuals qualified to become directors consistent with the Governance Committee's membership criteria; (iii) recommending director nominees to the Board for election at each annual meeting of stockholders and to fill vacancies; (iv) reviewing Uniti's Corporate Governance Guidelines; (v) assisting the Chairman of the Board with an annual evaluation of the Board and its committees; and (vi) annually, in consultation with the Chairman of the Board and our Chief Executive Officer, reviewing management succession plans.

              The Governance Committee identifies potential Board candidates through various methods, including recommendations from directors, management and stockholders, and has the sole authority to retain, compensate and terminate search firms to be used to identify director candidates. The Governance Committee periodically reviews, in consultation with our President and Chief Executive Officer, the appropriate skills and characteristics required of Board members in the context of the composition and needs of the Board from time to time. In reviewing potential candidates, the Governance Committee considers applicable Board and Board committee independence requirements imposed by Uniti's Corporate Governance Guidelines, NASDAQ listing standards and applicable law. The Governance Committee actively seeks candidates with an inquisitive and objective perspective, practical wisdom and mature judgment, who possess high personal and professional ethics, character, integrity and values and who will be committed to representing the long-term interests of the Company's stockholders. Among the various criteria for selection as a Board member are the level of a potential candidate's relevant career experience, training and experience at the policy-making level in business, leadership and communication skills, and willingness to devote sufficient time and effort to Board duties. The Governance Committee also seeks candidates who demonstrate a willingness to evaluate management's performance objectively and who have no activities or interests that could conflict with their responsibilities to Uniti.

              The Governance Committee will consider director candidates recommended by stockholders. To qualify for such consideration, stockholder recommendations must be submitted to the Governance Committee at the address provided below in the section of this Proxy Statement titled "Stockholder Communications with the Board of Directors" and received by the Company's Secretary no later than 120 calendar days prior to the first anniversary of the mailing date of the proxy statement for the preceding year's annual meeting. The Governance Committee does not have a specific policy regarding the consideration of stockholder recommendations for director candidates because the Governance Committee intends to evaluate stockholder recommendations in the same manner as it evaluates director candidates recommended by other sources.

Board Leadership Structure

              The roles of the Chairman of the Board of Directors and Chief Executive Officer are performed by separate individuals. The Board of Directors believes this leadership structure improves the ability of the Board of Directors to exercise its oversight role over management and ensures a significant role for independent directors in the leadership of Uniti. Having an independent Chairman also strengthens Uniti's corporate governance structure by allowing the Chairman to convene executive sessions with independent directors.

Executive Sessions

              Uniti's Corporate Governance Guidelines specify that the independent directors of the Board of Directors must meet at regularly scheduled executive sessions without management and that the Chairman of the Board of Directors shall preside at executive sessions of independent directors. During 2017, executive sessions of the independent directors generally occurred at the end of each regular meeting of the Board.

Board Size and Diversity

              As set forth in Uniti's Corporate Governance Guidelines, the Board believes that our board of directors should be comprised of four to seven members depending upon the relevant circumstances prevailing from time to time. Six directors currently serve on the Board.

              We believe our Board is most effective when it embodies a diverse range of views, backgrounds and experience. Diversity is considered in the broadest sense, including, among other attributes, age, leadership, experience, skills, perspectives, gender, ethnicity and geography. While the Governance Committee does not have a formal policy on diversity with regard to consideration of director nominees, the Governance Committee considers diversity in its selection of nominees and proactively seeks diverse director candidates to ensure a representation of varied perspectives and experience in the boardroom. We are particularly committed to increasing the representation of women on our Board. If and when the Board determines to appoint additional directors, the level of representation by women on the Board will be an important consideration.

              We presently have one female director which, given the small size of our board, represents 17% of our full Board and 20% of our non-employee directors. Our Board members' ages range from 42 to 64. In addition, our current Board members represent a broad range of skills and experience:

              Based on the foregoing, the Governance Committee concluded that our current Board members represent a broad range of viewpoints, backgrounds and relevant expertise that aligns with Uniti's long-term strategy.

Board and Committee Self-Evaluations

              As set forth in Uniti's Corporate Governance Guidelines, the Board conducts an annual self-evaluation to determine whether the Board and committees are functioning effectively. Each self-evaluation is coordinated by the chairperson of the Board or committee, as applicable, in executive sessions during the last regular meeting of the year. The Board believes that this self-evaluation process is fundamental in supporting continued improvement through thoughtful and comprehensive discussions.

Risk Oversight

              The Board maintains an active role, including at the committee level, in overseeing management of the Company's various risk exposures. While the Board is ultimately responsible for overall risk oversight at our Company, certain of the Board's committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee oversees the Company's enterprise risk management and periodically reviews with management and the Company's auditors major financial and auditing risks. The Compensation Committee oversees risks relating to the design and implementation of the Company's compensation policies and procedures.

              The Board's discharge of its risk oversight role has not specifically affected its leadership structure discussed above. Rather, in establishing the current leadership structure, risk oversight was one factor among many considered. The Board will regularly review its leadership structure and evaluate whether it, and the Board as a whole, is functioning effectively. If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board's risk oversight role, it may make any change it deems appropriate.

Code of Business Conduct and Ethics & Whistleblower Policy

              Our Code of Business Conduct and Ethics & Whistleblower Policy confirms our commitment to conduct our affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics and seeks to identify and mitigate conflicts of interest between our directors, officers and employees, on the one hand, and Uniti on the other hand. The Code of Business Conduct and Ethics & Whistleblower Policy applies to ensure compliance with stock exchange requirements and to ensure accountability at a senior management level for that compliance. We intend that the spirit, as well as the letter, of the Code of Business Conduct and Ethics & Whistleblower Policy be followed by all of our directors, officers, employees and subsidiaries. This is communicated to each new officer, director and employee. Any waiver of our Code of Business Conduct and Ethics & Whistleblower Policy with respect to our executive officers and directors may only be authorized by our Board of Directors. Our Code of Business Conduct and Ethics & Whistleblower Policy is available on our website, www.uniti.com, under the "About Us—Corporate Governance" tab.

Director Compensation

              The current non-employee director compensation program consists of: (i) an annual cash retainer of $75,000; (ii) a one-time restricted stock grant of $100,000 that vests ratably in equal installments over four years; (iii) an annual restricted stock grant of $100,000 subject to one-year vesting; (iv) an additional annual cash retainer of $75,000 for the Chair of the Board of Directors; (v) annual restricted stock grants of $20,000, $15,000 and $10,000 for the Chairs of the Audit, Compensation and Governance Committees, respectively, each subject to one-year vesting; and (vi) annual restricted stock grants of $10,000, $7,500 and $5,000 for non-chair members of the Audit, Compensation and Governance Committees, respectively, each subject to one-year vesting. The number of time-based restricted shares granted to the non-employee directors during 2017 was based on the average closing price of our common stock as reported on NASDAQ for the 20 trading days prior to the grant date.

              The following table shows the compensation paid to our non-employee directors during 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Jennifer S. Banner	75,000	134,623	—	209,623
Scott G. Bruce	75,000	111,753	—	186,753
Francis X. ("Skip") Frantz	150,000	119,385	—	269,385
Andrew Frey	75,000	111,753	—	186,753
David L. Solomon	75,000	132,079	—	207,079

(1)
All stock award amounts in the table above reflect the aggregate fair value on the grant date based on the closing per share price of the Company's common stock on the date of grant of the restricted stock, computed in accordance with FASB ASC Topic 718. At December 31, 2017, non-employee directors held the following number of unvested shares of restricted stock: Ms. Banner, 6,834; Mr. Bruce, 6,951; Mr. Frantz, 11,685; Mr. Frey, 6,615; and Mr. Solomon, 6,739.

PROPOSAL NO. 1

Election of Directors

              There are currently six directors serving on the Board, all of whose terms expire at the Annual Meeting. Upon the recommendation of our Governance Committee, the Board has nominated all current Board members to stand for election at the Annual Meeting. In accordance with the Company's bylaws and Maryland law, each nominee elected will serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified or until the earliest of their removal, resignation or death. Each of the current Board members were elected at the 2017 annual meeting of stockholders.

              Searchlight II CLS, L.P., an affiliate of Searchlight Capital Partners, L.P. ("Searchlight"), has once again designated Mr. Frey for election to the Board pursuant to the terms of the letter agreement, dated June 15, 2016, between the Company and Searchlight, entered into to facilitate Searchlight's acquisition of 10 million shares of our common stock disposed of by Windstream Holdings, Inc. ("Windstream"). The letter agreement entitles Searchlight to annually designate a director candidate for election to the Board, provided that Searchlight maintains ownership of at least 5% of our common stock through June 15, 2019 and 8% thereafter.

              Except as set forth above, there is no arrangement or understanding between any of the six nominees and any other person, including officers, pursuant to which the director was nominated for election to the Board.

              Holders of proxies solicited by this Proxy Statement will vote the proxies they receive as directed on the proxy card, or, if no direction is made, for the election of the Board's six nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy or, in the event no such designation is made, proxies will be voted for a lesser number of nominees.

              Set forth below is biographical information for each nominee, including age, a brief listing of principal occupations for at least the past five years, other major affiliations, and the specific experience, qualifications, attributes and skills that qualify each candidate to serve on the Board.

              Jennifer S. Banner, age 58, was appointed to the Board of Directors on June 1, 2015. Ms. Banner has served as Chief Executive Officer of Schaad Companies, LLC since 2008. Schaad Companies is a 107-year-old privately held real estate holding company with businesses in residential and commercial construction, development, property management and leasing, real estate brokerage and land investments. In addition, Ms. Banner has served as Chief Executive Officer and Manager of the Schaad Family Office, LLC since 2012 and as President and Chief Executive Officer of SchaadSource, LLC (a shared services company) since 2006. Previously, she spent 22 years in public accounting, practicing in the tax area with Ernst & Whinney (now Ernst & Young LLP) in Florida and Pershing Yoakley & Associates in Tennessee. Ms. Banner has been a director of BB&T Corporation since 2003 (presently serving as lead director and as a member of the executive and risk committees) and Branch Banking and Trust Company since 2013 and is a past director of Federal Reserve Bank of Atlanta (Nashville Branch) and First Virginia Banks, Inc. and First Vantage Bank. Ms. Banner maintains an active license as a Certified Public Accountant in the State of Tennessee, and she holds a Master of Accountancy and Bachelor of Science in Business Administration from the University of Tennessee.

              Ms. Banner's accounting expertise as a Certified Public Accountant, her management experience as Chief Executive Officer of a diversified real estate holding company and her experience in public company board service in the financial services industry qualify her to serve on our Board of Directors and to serve as Chair of the Audit Committee. As a result of this expertise and experience, Ms. Banner is uniquely qualified to advise not only on general accounting and financial matters but on various technical accounting, corporate governance, risk management and real estate matters that the Board of Directors may address from time to time.

              Scott G. Bruce, age 56, was appointed to the Board of Directors on June 29, 2016. Mr. Bruce has served as Managing Director of Associated Partners, LP, a private investment partnership focusing on creating, operating and investing in wireless communications companies, since its inception in 2007. In addition, Mr. Bruce has served as Managing Director and General Counsel of Liberty Associated Partners, LP, a predecessor investment vehicle, since 2000. He is also the Chief Executive Officer and a Director of AP WIP Investments, LLC and AP Tower Investments, LLC, both wireless infrastructure holding companies. Previously, Mr. Bruce was General Counsel and Secretary of Associated Group, Inc., a publicly traded company that owned various communications businesses, from 1994 to 2000, when it was sold to AT&T/Liberty Media. He also served as Vice President and General Counsel of Associated Communications Corporation, a publicly traded predecessor company to Associated Group, from 1992 to 1994, when the company sold its cellular telephone businesses to SBC/AT&T. Prior to joining Associated, Mr. Bruce practiced corporate law at Wolf, Block, Schorr and Solis-Cohen in Philadelphia, Pennsylvania from 1987 to 1992. Prior to that, he worked as an auditor in the New York office of Touche Ross & Co. (predecessor to Deloitte) from 1983 to 1985. In connection with Mr. Bruce's responsibilities at Associated, he has held various board memberships at private companies. Mr. Bruce holds an A.B. in History from Colgate University, an M.S. (Accounting) from the New York University Stern School of Business and a J.D. from the Villanova University School of Law.

              Mr. Bruce's operational, management and investment expertise gained through years of experience as both an executive and lawyer in the telecommunications and communications infrastructure industries qualifies him to serve on our Board. The Board believes that Mr. Bruce has a valuable understanding of, and is equipped to assist the Board in navigating, the challenges of the segment of the communications industry in which Uniti competes.

              Francis X. ("Skip") Frantz, age 64, has served as Chairman of the Board of Directors since our spin-off from Windstream. He previously served as a director of Windstream from 2006 until the spin-off, serving as Chairman of its Audit Committee at the time of his resignation from the Windstream board of directors. From July 2006 to February 2010, he served as Chairman of the Windstream board. Mr. Frantz served as the 2006 and 2007 Chairman of the Board and of the Executive Committee of the United States Telecom Association. Mr. Frantz served as Chairman of a community bank in Little Rock, Arkansas from February 2007 until May 2014 and serves as a director of a number of other privately held companies. Prior to January 2006, Mr. Frantz was Executive Vice President–External Affairs, General Counsel and Secretary of Alltel Corporation ("Alltel"). Mr. Frantz joined Alltel in 1990 as Senior Vice President and General Counsel and was appointed Secretary in January 1992 and Executive Vice President in July 1998. While with Alltel, he was responsible for Alltel's merger and acquisition negotiations, wholesale services group, federal and state government and external affairs, corporate communications, administrative services and corporate governance, in addition to serving as Alltel's chief legal officer.

              Mr. Frantz's qualifications for election to the Board and to serve as Chair of the Governance Committee include his ability to provide insight and perspective on a wide range of issues facing business enterprises based on his long tenure as a senior executive in the telecommunications industry. Mr. Frantz's over-15-year career as a senior telecom executive in various capacities provides him with a thorough understanding of all aspects of Uniti's target market, and his service as a director and chairman of the United States Telecom Association provides Mr. Frantz with additional experience and insight in communications policy and regulation. Through his current involvement with a number of private companies and his prior role as Chairman of Windstream and, before that, as senior executive of Alltel, Mr. Frantz has extensive experience in corporate governance, mergers and acquisitions, risk management, government policy and regulation, and capital markets transactions, in addition to the specific aspects of the telecommunications industry.

              Andrew Frey, age 42, was appointed to the Board of Directors on August 9, 2016. Mr. Frey is a Partner at Searchlight Capital Partners, a global private equity firm. Prior to joining Searchlight in 2011, Mr. Frey was a Managing Principal at Quadrangle Group where he primarily focused on telecommunications and technology investments. Mr. Frey serves on the boards of Hemisphere Media Group, Inc., Liberty Cablevision Puerto Rico and Shift4 Payments LLC. Mr. Frey received a B.S. in Finance and B.A.S. in Systems Engineering from the University of Pennsylvania.

              Mr. Frey's qualifications for election to the Board include his financial and investment experience, particularly his investment experience in other telecommunications and technology companies. Through this experience, and his service on the boards of other companies (including one public company), Mr. Frey brings to the Board a significant amount of experience in making and managing investments in the telecommunications industry.

              Kenneth A. Gunderman, age 47, was appointed to the Board of Directors and has served as President and Chief Executive Officer since March 2, 2015. Mr. Gunderman has 17 years of investment banking experience in the telecommunications industry. Prior to his appointment as President and Chief Executive Officer of Uniti, he served as the co-head of investment banking at Stephens Inc., where he was responsible for the strategic direction of the investment banking department and advised on many of the firm's notable investment banking transactions. From July 2014 to August 2017, Mr. Gunderman served on the board of America's Car-Mart, Inc. Prior to joining Stephens Inc., Mr. Gunderman was a member of the telecom investment banking group at Lehman Brothers, where he advised on various transactions and financings totaling more than $125 billion. He also worked as a Certified Public Accountant at KPMG and holds an MBA from Yale and a Bachelor of Arts from Hendrix College.

              The Board believes it is important that Uniti's Chief Executive Officer serve on the Board of Directors, as the position of Chief Executive Officer puts Mr. Gunderman in a unique position to understand the challenges and issues facing the Company. Mr. Gunderman's qualifications for service on our Board of Directors include the same demonstrated skills and experience that qualify him to serve as Chief Executive Officer of Uniti.

              David L. Solomon, age 58, was appointed to the Board of Directors on June 1, 2015. Mr. Solomon is a founder and Managing Director of Meritage Funds, a Denver-based manager of private investment funds. Previously, he served as Chief Executive Officer and Executive Chairman of NuVox Communications, Inc. until it was acquired by Windstream in 2010. A Certified Public Accountant (inactive status) with a strong operational and financial background, Mr. Solomon served as Executive Vice President and Chief Financial Officer at Brooks Fiber Properties ("Brooks") immediately following its formation in 1993 until its sale to MCI/WorldCom in 1998. As Chief Financial Officer at Brooks, Mr. Solomon led numerous private and public debt and equity transactions, including Brooks' initial public offering. Mr. Solomon worked in the audit practice of KPMG from 1981 until he joined Brooks. When Mr. Solomon departed KPMG, he was a Partner in the audit practice. In connection with Mr. Solomon's responsibilities at Meritage Funds, he currently serves as a board member of several private companies. Mr. Solomon is a member of the American Institute and Tennessee Society of CPAs and serves on the board of trustees for his alma mater, Lipscomb University in Nashville, Tennessee.

              Mr. Solomon's financial, accounting and management expertise gained through his long tenure as a senior executive in the telecommunications industry qualifies him to serve on our Board of Directors and to serve as Chair of the Compensation Committee. As a result of his extensive management experience, Mr. Solomon has a deep understanding of corporate planning, risk management, executive compensation and capital markets, which is an invaluable asset to our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth information with respect to the beneficial ownership of our common stock, as of March 16, 2018, by:

  •
  our directors (all of whom are director nominees);

  •
  our named executive officers;

  •
  all of our current directors and executive officers as a group; and

  •
  each other person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

              The percentages in the tables below are based on 175,779,917 shares of common stock outstanding as of March 16, 2018.

              The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of the security, or "investment power," which includes the power to dispose of or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. Except as otherwise noted, the persons and entities listed in the table below have sole voting and investing power with respect to all of the shares of our common stock they beneficially own, subject to community property laws where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Uniti Group Inc., 10802 Executive Center Drive, Benton Building, Suite 300, Little Rock, Arkansas 72211.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares of Common Stock Beneficially Owned

Jennifer S. Banner	27,355	*
Scott G. Bruce	17,120	*
Francis X. ("Skip") Frantz	175,446 (1)	*
Andrew Frey	15,885 (2)	*
Kenneth A. Gunderman	342,622	*
Daniel L. Heard	52,919	*
Ronald J. Mudry	47,744	*
David L. Solomon	28,207	*
Mark A. Wallace	74,284	*

All current directors and executive officers as a group (eight persons)	733,838	*

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	14,097,238 (3)	8.02%
Blackrock, Inc. 55 East 52nd Street New York, NY 10022	14,268,505 (4)	8.12%
Searchlight II CLS, L.P. c/o Searchlight Capital Partners, L.P. 745 5th Avenue—27th Floor New York, NY 10151	10,632,293 (5)	6.05%

*
Indicates less than 1%.

(1)
Includes 140 shares held in trust for the benefit of Mr. Frantz's spouse and children. Mr. Frantz's spouse is the trustee of the trust. These shares are deemed beneficially owned by Mr. Frantz under SEC rules, but Mr. Frantz disclaims beneficial ownership.

(2)
Mr. Frey holds these shares as a nominee, and for the benefit, of Searchlight II CLS, L.P. ("Searchlight II CLS") and thus disclaims beneficial ownership of such shares. Mr. Frey, a partner of Searchlight Capital Partners, L.P., an affiliate of Searchlight II CLS, serves as a director of the Company as a nominee of Searchlight II CLS. Excludes 10,616,408 shares owned by Searchlight II CLS as Mr. Frey does not have or share voting or dispositive power over such shares.

(3)
Based solely upon the information contained in a Schedule 13G/A filed on February 8, 2018. According to that Schedule 13G/A, The Vanguard Group has sole voting power over 111,989 of the reported shares, shared voting power over 73,104 of the reported shares, sole dispositive power over 13,949,445 of the reported shares, and shared dispositive power over 147,793 of the reported shares.

(4)
Based solely upon the information contained in a Schedule 13G/A filed on January 23, 2018. According to that Schedule 13G/A, Blackrock, Inc. has sole voting power over 13,632,401 of the reported shares, no shared voting power or shared dispositive power with respect to any reported shares, and sole dispositive power over all reported shares.

(5)
Based in part upon the information in a Schedule 13D/A filed on August 8, 2017. According to that Schedule 13D/A, Searchlight II CLS and certain of its affiliates have sole voting and dispositive power over 10,616,408 shares. Includes 15,885 shares of restricted stock held by Mr. Frey for the benefit of Searchlight II CLS.

AUDIT COMMITTEE REPORT

              The primary purposes of the Audit Committee are to oversee on behalf of the Board: (i) the Company's accounting and financial reporting processes and the integrity of its financial statements; (ii) the audits of the Company's financial statements and the appointment, compensation, qualifications, independence and performance of the Company's independent auditors; (iii) the Company's compliance with legal and regulatory requirements; and (iv) the performance of the Company's internal audit function, if any, internal accounting controls, disclosure controls and procedures and internal control over financial reporting. The Audit Committee also manages the Company's relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

              The Company's independent registered public accounting firm, PricewaterhouseCoopers LLP ("PwC"), is responsible for performing an independent audit of the Company's financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles. The Audit Committee's responsibility is to supervise and review these processes.

              In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

  2.
  The Audit Committee has discussed with PwC the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board ("PCAOB").

  3.
  The Audit Committee has received from PwC the written disclosures and the letter required by the applicable requirements of the PCAOB regarding PwC's communications with the Audit Committee concerning independence and has discussed with PwC its independence and considered the compatibility of non-audit services with PwC's independence.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the Securities and Exchange Commission.

              The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

AUDIT COMMITTEE:
Jennifer S. Banner, Chair Scott G. Bruce Andrew Frey David L. Solomon

EXECUTIVE OFFICERS OF THE COMPANY

              Set forth below is biographical information with respect to each current executive officer of the Company. In addition to the executive officers listed below, Mr. Gunderman, who also serves as a director of the Company, is an executive officer of the Company. Biographical information regarding Mr. Gunderman is available above under "Proposal No. 1—Election of Directors."

              Mark A. Wallace, age 60, has served as the Executive Vice President—Chief Financial Officer and Treasurer of Uniti since April 1, 2015. Mr. Wallace previously served as Managing Director of Fortress Investment Group LLC (NYSE: FIG) and affiliates from May 2014 to December 2014, and served as the Chief Financial Officer and Treasurer of New Senior Investment Group (NYSE: SNR), a publicly traded REIT managed by Fortress from October 2014 until December 2014. Mr. Wallace was previously the Senior Vice President, Chief Financial Officer and Treasurer of Westwood Holdings Group, a Dallas-based asset management firm which he joined in November 2012. Mr. Wallace served as Chief Financial Officer of Leading Edge Aviation Services, Inc., a privately-held aerospace services company, from September to November 2012, as a financial consultant to a private telecommunication services company from May 2011 to August 2012 and as Chief Financial Officer of Westcore Properties, a private real estate firm, from August to December 2010. Mr. Wallace served as EVP—Chief Financial Officer & Treasurer of HCP, Inc., an S&P 500 healthcare REIT, from March 2004 until March 2009, where his responsibilities included capital markets, SEC reporting, technology, taxes, acquisition evaluation and integration, and financial planning and analysis. He was Chair of the Operating Committee of HCP, and served on both the Executive and Investment Committees. Mr. Wallace's experience includes private and publicly traded NYSE real estate and industrial companies including Titanium Metals Corporation, Tremont Corporation and Valhi, Inc. and 11 years with Arthur Andersen LLP. Mr. Wallace has a bachelor's degree in business administration from Texas Tech University and an MBA from Colorado State University. He is a Certified Public Accountant in Texas.

              Daniel L. Heard, age 43, has served as the Executive Vice President—General Counsel and Secretary of Uniti since April 1, 2015. Most recently he was a partner in the law offices of Kutak Rock LLP. Mr. Heard joined Kutak Rock LLP in 2000, where he represented public companies in corporate, securities and merger and acquisition transactions. His clients comprised a wide range of industries, including telecommunications, information technology and food processing. Mr. Heard has more than 17 years' experience in negotiating, structuring and consummating mergers and acquisitions, public offerings of debt and equity securities and other corporate finance transactions. Mr. Heard graduated from the William H. Bowen School of Law at the University of Arkansas at Little Rock and has a Bachelor of Arts from the University of Central Arkansas. Mr. Heard is responsible for the Company's legal affairs and corporate governance.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

              This Compensation Discussion and Analysis describes our current executive compensation program and provides information regarding the compensation paid to our named executive officers (or NEOs) in 2017, who were:

  •
  Kenneth A. Gunderman, President and Chief Executive Officer;
  •
  Mark A. Wallace, Executive Vice President—Chief Financial Officer and Treasurer;
  •
  Daniel L. Heard, Executive Vice President—General Counsel and Secretary; and
  •
  Ronald J. Mudry, President of Sales and Business Development of Uniti Fiber.

              Mr. Mudry served as Executive Vice President—Fiber Operations until July 3, 2017, when he assumed his current role as President of Sales and Business Development of Uniti Fiber in connection with the acquisition of Hunt Telecommunications, LLC and Southern Light, LLC.

Compensation Philosophy

              Our current compensation program includes annual base salaries, annual short-term cash incentive opportunities, and long-term equity awards. Our executive compensation program is intended to support the following objectives:

  •
  align pay with performance through the use of variable incentives (84% variable for CEO and 70% variable for other NEOs in 2017);
  •
  reinforce key business objectives in support of long-term value creation;
  •
  align management's interests with the long-term interests of our stockholders;
  •
  provide compensation and incentives at or near the 50th percentile of market data provided by our compensation consultant; and
  •
  to not create or encourage unnecessary risk taking.

              To further these objectives, we adhere to the following compensation and corporate governance practices:

What We Do:	What We Don't Do:
Align pay with performance by linking a substantial portion of compensation to the achievement of predefined performance metrics	Do NOT provide tax gross-ups in any circumstance
Retain an independent compensation consultant	Do NOT provide any excessive perquisites for executives
Require compliance with stock ownership guidelines for executives and non-employee directors	Do NOT provide guaranteed bonuses
Include double-trigger change-in-control provisions in equity awards	Do NOT provide discount stock options or stock appreciation rights
Place caps on incentive award opportunities and conduct an annual risk assessment	Do NOT pay dividends on performance-based restricted stock units prior to vesting
Maintain a clawback policy	Do NOT permit unapproved pledging of our common stock
Prohibit hedging of our common stock and option trading	Do NOT add back to our equity compensation plan reserves any shares tendered as payment for shares withheld for taxes

2017 Compensation

How We Structured the 2017 Compensation Program

              Compensation Committee.     Our Compensation Committee is comprised of David L. Solomon, as Chair, Francis X. ("Skip") Frantz and Jennifer S. Banner. Our Board of Directors has determined that each member of the Compensation Committee is an independent director under NASDAQ listing standards, a "non-employee director" for purposes of Section 16 of the Securities Exchange Act of 1934.

              The Compensation Committee oversees and administers our compensation programs, plans and awards for Uniti's directors and executive officers and is primarily responsible for reviewing and approving (or recommending to the Board of Directors for approval) our compensation policies and the compensation paid to our executive officers. The Compensation Committee's responsibilities are set forth in its written charter that is available on our website at www.uniti.com under the "About Us—Corporate Governance" tab.

              With respect to our 2017 compensation program, the Compensation Committee reviewed and approved the compensation opportunities for Messrs. Gunderman, Wallace, Heard and Mudry with input from its independent compensation consultant, Pearl Meyer & Partners, LLC ("Pearl Meyer"). In approving such compensation, the Compensation Committee focused on a number of metrics to evaluate our performance, in addition to elements of strategic performance, as discussed below.

              Management.     Our CEO provides performance context and recommendations based on the analysis supplied by Pearl Meyer regarding the compensation arrangements for the NEOs, other than himself. While the Compensation Committee values the judgment and input from the CEO, and considers his recommendations, the Compensation Committee ultimately retains sole discretion to approve the compensation packages for each executive officer.

              Independent Consultant.     The Compensation Committee has the authority to retain and terminate any compensation consultant, legal counsel or other adviser as it determines appropriate to assist it in the performance of its responsibilities and to approve such consultant's fees and other retention terms. It is the policy of the Compensation Committee that the compensation consultant should not perform any services for us other than services as a consultant to the Compensation Committee.

              The Compensation Committee engaged Pearl Meyer to assist in the review and design of our 2017 executive compensation program after considering its experience in assisting both telecommunications companies and other REITs in designing competitive, well-balanced compensation programs that align the interests of management and stockholders. Pearl Meyer assisted the Compensation Committee in reviewing the Company's existing short- and long-term compensation programs and structuring awards under such programs, provided data on current compensation "best practices" and trends in the REIT industry, and assisted with a review of the Company's peer group for use in structuring our 2017 executive compensation program. A description of the process and rationale utilized for selecting our 2017 peer group is described below.

              Pearl Meyer reports directly to the Compensation Committee and regularly participates in committee meetings. Prior to engagement, the Compensation Committee reviewed the independence of Pearl Meyer pursuant to the applicable SEC rules and concluded no conflict of interest exists that would preclude Pearl Meyer from serving as an independent advisor to the Compensation Committee.

              Competitive Market Analysis; Formulation of Peer Group.     In designing our 2017 executive compensation program, the Compensation Committee, with the assistance of Pearl Meyer and senior management, gathered and reviewed information about the compensation program and processes of other publicly traded REITs (the "Peer Group"). In selecting the Peer Group, the Compensation Committee and Pearl Meyer considered many factors, focusing particularly on REITs with comparable revenues and enterprise values to Uniti and net-lease REITs that focus on unique market segments or niches and/or employ a similar business model to Uniti. Management assisted Pearl Meyer and the Compensation Committee in the process by providing additional REIT-industry insight. Applying these criteria, Pearl Meyer recommended, and the Compensation Committee approved, inclusion of the following companies in the Peer Group:

Peer Group for Evaluating Fiscal 2017 Executive Compensation

Alexandria Real Estate Equities, Inc.	National Retail Properties, Inc.
Digital Realty Trust Inc.	Omega Healthcare Investors Inc.
DuPont Fabros Technology, Inc.	Realty Income Corporation
EPR Properties	Retail Properties of America, Inc.
Gaming and Leisure Properties, Inc.	SBA Communications Corporation
Lexington Realty Trust	Spirit Realty Capital, Inc.
Medical Properties Trust Inc.	W. P. Carey Inc.

              The Peer Group is identical to the peer group used for 2016, except that SBA Communications Corporation was added.

              To provide additional perspective, the Compensation Committee also reviews, with the assistance of Pearl Meyer, pay levels for comparable positions within the broader REIT industry, as reported in the NAREIT Compensation Survey. Peer Group compensation data and data for size-appropriate companies collected from the NAREIT survey were blended to create composite market values for each position (the "Market Data"). In determining appropriate pay opportunities for our NEOs, the Compensation Committee also considers a variety of other factors in addition to the Market Data, such as each executive's qualifications, responsibilities, past performance and expected future contributions.

              In designing our 2017 executive compensation program, the Compensation Committee reviewed each compensation element and aggregate target total direct compensation (the sum of base salary, target cash incentives and target long-term incentives) for Messrs. Gunderman, Wallace and Heard compared to the Market Data, targeting such compensation at or near the 50th percentile. For 2017, such executive officers' target total direct compensation was as follows:

Name	Target Total Direct Compensation
Kenneth A. Gunderman	$4,531,250
Mark A. Wallace	$1,687,500
Daniel L. Heard	$1,218,750
Ronald J. Mudry	$1,050,000

              Target total direct compensation set forth above for Messrs. Gunderman, Wallace, Heard and Mudry approximated the median of the Market Data on both an individual role basis as well as for the entire NEO group.

              Compensation Mix.     Because of the ability of executive officers to directly influence the overall performance of the Company, and consistent with our philosophy of linking pay to performance, it is our goal to allocate a significant portion of compensation paid to our executive officers to performance-based, short- and long-term incentive programs. In addition, as an executive officer's responsibility and ability to affect financial results of the Company increase, base salary will become a smaller component of total compensation and long-term, equity-based compensation will become a larger component of total compensation, further aligning the executive officer's interests with those of the Company and its stockholders. The following charts illustrate the mix of target total direct compensation for Mr. Gunderman, individually, and Messrs. Wallace, Heard and Mudry, as a group, based on compensation opportunities provided in fiscal year 2017.

Target Pay Mix for Mr. Gunderman	Target Pay Mix for Other NEOs

              Variable pay represents 84% of target total direct compensation for Mr. Gunderman and 70.3% for Messrs. Wallace, Heard and Mudry.

              Results of Stockholder Advisory Vote on Executive Compensation.     At the 2017 annual meeting of stockholders, we held our annual "say-on-pay" vote pursuant to which stockholders were given the opportunity to approve the compensation of the Company's NEOs. Approximately 90% of votes cast on the proposal were in favor of our executive compensation. In light of this strong support, the Compensation Committee decided to maintain the core design of our compensation program for 2017. The Compensation Committee plans to evaluate and consider the outcome of each annual advisory vote on executive compensation, in addition to various other factors, when making future compensation decisions.

Elements of 2017 Compensation

              The Company's executive compensation program consists of:

  •
  annual base salary;
  •
  annual performance incentive payments; and
  •
  equity-based compensation.

              Annual Base Salaries.     Base salaries for the NEOs were initially established in connection with their hiring based on the executive's position, responsibilities, personal expertise and experience, internal pay equity, and the Market Data. The Compensation Committee views base salary as the fixed compensation necessary to attract and retain qualified executives and to provide a reasonable base level of compensation for the executives' ongoing performance throughout the year. Annual base salaries are a key component of an NEO's total compensation as both short- and long-term incentive payments are calculated as a multiple of base salary. The executive officers' base salaries are subject to annual review and adjustment to ensure that an NEO's total compensation (as reported in the Summary Compensation Table) is at or near the 50th percentile of the Peer Group data. As an executive's responsibilities and ability to affect the financial results of the Company increase, base salary becomes a smaller component of total compensation and long-term, equity-based compensation becomes a larger component, further aligning the executive's interests with those of our stockholders.

              The following table sets forth the base salaries for the NEOs for 2016 and 2017:

Name	2016 Base Salary	2017 Base Salary
Kenneth A. Gunderman	$700,000	$725,000
Mark A. Wallace	$425,000	$450,000
Daniel L. Heard	$350,000	$375,000
Ronald J. Mudry	$350,000	$350,000

              The Compensation Committee approved $25,000 base salary increases for Mr. Gunderman (a 3.6% increase), Mr. Wallace (a 5.9% increase) and Mr. Heard (a 7.1% increase) to better align their target total compensation with the Market Data median.

              Short-Term Incentives.     In February 2017, the Compensation Committee approved the Communications Sales & Leasing, Inc. 2017 Cash Incentive Plan (the "Short-Term Incentive Plan"). The Short-Term Incentive Plan permits the Compensation Committee to award and pay performance-based cash bonuses to our executive officers upon the attainment of certain performance goals. The Short-Term Incentive Plan is designed to reward and motivate the Company's executive officers to achieve performance goals that reinforce our annual business plan, to assist the Company in attracting and retaining qualified executives and to promote the alignment of the executive officers' interests with those of the Company's stockholders.

              The following table sets forth the target cash incentive opportunities for the NEOs under the Short-Term Incentive Plan:

	Target Cash Incentive(1)
Name	% of Base Salary	Amount
Kenneth A. Gunderman	150%	$1,087,500
Mark A. Wallace	100%	$450,000
Daniel L. Heard	100%	$375,000
Ronald J. Mudry	100%	$350,000

(1)
The threshold and maximum incentive opportunities for each NEO under the Short-Term Incentive Plan are 50% and 150% of the target incentive opportunity, with linear interpolation between specified levels. No payout is earned under the Short-Term Incentive Plan for below-threshold performance.

              The Compensation Committee set the award opportunities for each NEO with the goal of maintaining total direct compensation at the median of the Market Data. Mr. Gunderman's award opportunities are greater than the other NEOs in light of his role and responsibility as CEO and his greater ability to affect financial results of the Company relative to the other NEOs.

              For 2017, awards under the Short-Term Incentive Plan were based on Company-wide financial and performance measures (for Messrs. Gunderman, Wallace and Heard) and business unit financial measures (for Mr. Mudry) as discussed in greater detail below. The Compensation Committee selected the specific financial measures because it believes they are each consistent with Uniti's overall strategy and are among the most important and closely followed measures of our performance by the investing community and our stockholders.

              For Messrs. Gunderman, Wallace and Heard, awards under the Short-Term Incentive Plan were tied to the following quantitative measures of Company financial performance:

Performance Measure	Weighting	Description
Consolidated Normalized AFFO per diluted share	25%	Represents our consolidated funds from operation per diluted common share, adjusted to exclude the impact of capital markets and merger and acquisition transactions.
		A reconciliation of Consolidated Normalized AFFO to net loss for the year ended December 31, 2017 is included in Appendix A to this Proxy Statement.
Consolidated 4Q17 Annualized Adjusted EBITDA	25%	Represents consolidated Adjusted EBITDA for the fourth quarter of 2017 as publicly reported, multiplied by four.
		A reconciliation of Consolidated Adjusted EBITDA to net income for the fourth quarter of 2017 is included in Appendix A to this Proxy Statement.
Capital markets transactions	20%

Represents volume of capital markets transactions closed during 2017, including expansion of revolving credit facilities, equity and debt financings, structured financings and 33% of the transaction value of any loan repricings.

Cumulative 4Q17 Annualized Revenue Diversification	30%

Annualized Revenue Diversification (expressed as a percentage) is a comparison of revenue from sources other than the Master Lease with Windstream for the fourth quarter of 2016 and the fourth quarter of 2017.

              The table below sets forth the performance goal levels, as well as actual results, for each performance measure described above:

Performance Measure	Threshold	Target	Maximum	Actual Results
Consolidated Normalized AFFO per diluted share	$2.59	$2.61	$2.65	$2.61
Consolidated 4Q17 Annualized Adjusted EBITDA	$710M	$745M	$780M	$792M
Capital markets transaction	$250M	$500M	$750M	$1,662M
Cumulative 4Q17 Annualized Revenue Diversification	25%	27.5%	30%	30%
Payout Opportunity	50% of Target	100% of Target	150% of Target	138% of Target

              As reflected in the table above, the Company met the target performance goal for Consolidated Normalized AFFO per diluted share and met or exceeded the maximum performance goals for Consolidated 4Q17 Annualized Adjusted EBITDA, capital markets transaction volume and Cumulative 4Q17 Annualized Revenue Diversification. Based on such performance, the NEOs were eligible to receive, and the Compensation Committee awarded payouts to each of the NEOs equal to, 138% of their target cash incentives. The following table shows the actual payouts under the Short-Term Incentive Plan:

NEO	Actual Payout
Kenneth A. Gunderman	$1,495,313
Mark A. Wallace	$618,750
Daniel L. Heard	$515,625

              Mr. Mudry's award opportunity under the Short-Term Incentive Plan was tied to the three quantitative measures applicable to Uniti Fiber:

Performance Measure	Weighting	Description
Sales bookings	40%	Represents sales bookings for Uniti Fiber based on recurring monthly revenue
Normalized Adjusted EBITDA	40%	Represents Adjusted EBITDA for Uniti Fiber
Normalized Revenue	20%	Represents revenue for Uniti Fiber

              The table below sets forth the performance goal levels, as well as actual results, for each performance measure:

Performance Measure	Threshold	Target	Maximum	Actual Results
Sales bookings	$1.5M	$2.0M	$2.5M	$1.4M
Normalized Adjusted EBITDA	$50M	$52M	$54M	$51.1M
Normalized Revenue	$132M	$136M	$140M	$141.2M
Payout Opportunity	50% of Target	100% of Target	150% of Target	61% of Target

              As reflected in the table above, Uniti Fiber exceeded the maximum performance goal for Normalized Revenue, finished between the threshold and target performance goals for Normalized Adjusted EBITDA and did not achieve the threshold level of performance for sales bookings. Based on such performance, Mr. Mudry was eligible to receive a payout equal to $214,235 (or 61% of his target cash incentive). The

Compensation Committee adjusted the actual payout to Mr. Mudry upward to $264,235 to reflect changes at Uniti Fiber resulting from the acquisition of Hunt Telecommunications, LLC and Southern Light, LLC that impacted the three quantitative measures applicable to Uniti Fiber.

              Equity-Based Compensation.     The Uniti Group Inc. 2015 Equity Incentive Plan (the "Long-Term Incentive Plan") permits us to make grants of equity awards to our employees, including our executive officers. We make equity grants to our executive officers as part of our annual compensation program to align their long-term interests with that of our stockholders and to maintain the competitiveness of our total compensation package. It is the Compensation Committee's policy to review and grant all annual equity compensation awards to directors, executive officers, and all other eligible employees at its first regularly scheduled meeting of each year, which it expects to occur in February of each year, with each such grant based on the average closing price of our common stock as reported on NASDAQ for the 20 trading days prior to the grant date. During 2017, we granted time-based restricted stock and performance-based restricted stock units ("RSUs") to our executive officers. Holders of time-based restricted stock are entitled to dividends when paid by the Company and performance-based RSUs accrue a dividend equivalent that is paid in cash, when and solely to the extent that the underlying RSUs vest. The Compensation Committee believes restricted stock and performance-based RSUs are a more meaningful tool for compensating our executive officers as compared to stock options because the value of our stock, as is the case with other REITs, is principally determined by its dividend yield relative to market interest rates rather than by its potential for capital appreciation. Because the incentive value of stock options is tied to future appreciation in stock price and because the high dividend rate of REIT stocks tends to diminish the potential future appreciation in the price of such stocks, the Compensation Committee believes stock options may not provide appropriate incentives for management. The Compensation Committee also views restricted stock and performance-based RSUs as being more effective in managing equity plan dilution.

              During 2017, we made the following equity grants to Messrs. Gunderman, Wallace, Heard and Mudry, of which (i) 50% was in the form of performance-based RSUs that are eligible for vesting in March 2020 if we meet specified relative total shareholder return ("TSR") performance goals, as further described below, and (ii) 50% was in the form of time-based restricted stock that vests in three equal installments on March 1 of each year, beginning on March 1, 2017.

Name	Target Value of Restricted Shares and RSUs ($)
Kenneth A. Gunderman	$2,718,750
Mark A. Wallace	$787,500
Daniel L. Heard	$468,750
Ronald J. Mudry	$350,000

              The actual amount of the performance-based RSUs that may be earned and become vested will be between 0% and 200% (or 150% in the case of Mr. Mudry) of the target amount, depending on our achievement of relative TSR over a three-year period from March 1, 2017 to March 1, 2020. In measuring our relative TSR, 50% will be weighted to our performance against the Peer Group, and 50% will be weighted to our performance against a select group of other publicly traded telecommunications companies (the "Telecom Peer Group"), in each case measured by percentile ranking. Specifically, the metrics for the three-year performance cycle ending March 1, 2020 are:

Performance Criteria	Weight	Below Threshold	Threshold	Target	Maximum
TSR position within the Peer Group	50%	<33rd percentile	33rd percentile	50th percentile	75th percentile
TSR position within the Telecom Peer Group(1)	50%	<33rd percentile	33rd percentile	50th percentile	75th percentile
Payout Opportunity		0% of Target	50% of Target	100% of Target	200% of Target (or 150% in the case of Mr. Mudry)

(1)
The Telecom Peer Group is comprised of the following companies: American Tower Corporation, ATN International, Inc., CenturyLink, Inc., Consolidated Communications Holdings, Inc., Crown Castle International Corp., Frontier Communication Corporation, Landmark Infrastructure Partners LP, Level 3 Communications, Inc., Lumos Network Corp., Windstream Holdings, Inc. and Zayo Group Holdings, Inc. The Telecom Peer Group is identical to the publicly traded telecommunications company peer group used for equity grants in 2016, except that Outfront Media Inc. was removed to better align the Telecom Peer Group with our business focus.

              Threshold, target and maximum performance result in the executive officers earning 50%, 100% or 200% (or 150% in the case of Mr. Mudry) of the target number of performance-based RSUs associated with each component, with linear interpolation between specified levels. No performance shares are earned for below-threshold performance, and payout is capped at 200% (or 150% in the case of Mr. Mudry) of target even if performance exceeds the maximum goal.

              As noted later in this CD&A, our NEOs are subject to robust stock ownership guidelines to reinforce a focus on long-term shareholder value creation.

              The number of time-based restricted shares and performance-based RSUs granted during 2017 were both based on the average closing price of our common stock as reported on NASDAQ for the 20 trading days prior to the grant date. Under SEC rules, for purposes of this Proxy Statement we are required to value these awards using different calculations in the compensation tables following this CD&A. For ease of reference, the table below reconciles the values of these awards from the amount reported in this CD&A to the amounts reported in the compensation tables.

Name	Award Amount (at target level)	Grant Date Fair Value (as reported in the Summary Compensation Table)
Kenneth A. Gunderman	$2,718,750	$3,192,182
Mark A. Wallace	$787,500	$924,597
Daniel L. Heard	$468,750	$550,350
Ronald J. Mudry	$350,000	$360,497

              While the Short-Term Incentive Plan is designed to incentivize our executive officers to achieve specific near-term financial and operational performance goals, the Long-Term Incentive Plan's incentive opportunity is designed to focus our executive officers on long-term performance by linking a substantial portion of an NEO's compensation to the long-term stability and success of our Company. The Compensation Committee believes that the equity awards granted in 2017 appropriately align the long-term interests of our executive officers with that of our stockholders. The Compensation Committee further believes that equity compensation is a critical tool in attracting and retaining qualified executives who we believe are integral to our success.

              Other Benefit Plans.     Similar to all of our employees, executive officers are entitled to receive health, welfare, life insurance and 401(k) retirement benefits from Uniti. The Company also maintains the Uniti Group Inc. Deferred Compensation Plan, a non-qualified deferred compensation plan that offers participants the ability to defer compensation above the IRS qualified plan limits. Amounts deferred under the plan accrue interest at the lesser of the Company's weighted average cost of capital or the then current yield on the United States 10 year Treasury Note. As of December 31, 2017, the applicable rate under the plan was 2.4%. The Compensation Committee adopted such plan as part of its effort to provide a competitive total compensation package.

              In 2017, we did not provide any perquisites to our NEOs.

              Severance and Change-in-Control Provisions.     We have entered into agreements with our executive officers that provide for severance benefits upon qualifying termination of employment, including enhanced severance if the termination occurs in connection with a change in control. These agreements are described below under "Agreements with our Named Executive Officers." We believe the arrangements are reasonable and were an important part of the recruitment and expected long-term retention of our executive management team.

              Clawback Policy.     We maintain a clawback policy (the "Clawback Policy") that may require an executive officer to repay or forfeit certain compensation in the event that our financial statements become subject to restatement and the Audit Committee determines (i) that fraud caused or significantly contributed to the need for the restatement, regardless of whether the executive officer engaged in such conduct, (ii) that the compensation was based on the achievement of financial results that were the subject of the restatement and would have been lower had the financial results been properly reported and (iii) that it is in the best interests of us and our stockholders for the executive officer to repay or forfeit the compensation. The Clawback Policy applies to annual or short-term incentive compensation, performance-based restricted stock, and other performance-based compensation, in each case granted or awarded during the three fiscal years preceding the restatement, and any other compensation as the Audit Committee of our Board of Directors may designate as subject to the Clawback Policy. We will periodically review our clawback policy and amend it as necessary to comply with any future mandates from the SEC.

Risk Considerations in our Overall Compensation Program

              The Compensation Committee has assessed the risks that could arise from our compensation policies for all employees, including employees who are not officers, and has concluded that such policies are not reasonably likely to have a material adverse effect on us. To the extent that our compensation programs create a potential misalignment of risk incentives, the Compensation Committee believes that it has adequate compensating controls to mitigate against the potential impact of any such misalignment. These compensating controls include robust stock ownership guidelines, the Clawback Policy, capped incentive award opportunities, a three-year vesting cycle for equity-based compensation and oversight by the Compensation Committee.

Stock Ownership Guidelines

              We believe that share ownership by our directors and senior officers helps to align their interests with our stockholders' interests. We have adopted minimum stock ownership guidelines applicable to our directors and executive officers. Directors who are not executive officers are expected to maintain beneficial ownership of shares of our common stock valued at $500,000. Our executive officers are expected to maintain beneficial ownership of shares of our common stock with a value equal to the following:

Officer	Ownership Level
Chief Executive Officer	five times base salary
Other Officers	three times base salary

              Directors and executive officers have a transition period of five and four years, respectively, from their initial election (or from the first annual meeting of stockholders following their election) to meet the applicable ownership guidelines and, thereafter, one year (measured from the date of each annual meeting) to meet any increased ownership requirements resulting from changes in stock price, annual retainer, annual base salary, or applicable ownership levels occurring since the initial deadline. During the transition period and until the director or officer satisfies the specified ownership levels, the guidelines require that each officer and director retain 100% of the shares received, net of tax payment obligations, upon the vesting of any stock or equity awards granted to such director or officer. For the purposes of the guidelines, (i) shares of common stock owned by a stockholder of the Company having contractual director nomination rights will be included in the calculation of shares beneficially owned by any director that is designated for election by such stockholder and (ii) stock options and unvested shares or units of restricted stock are not considered to be owned.

              The table below sets forth the applicable ownership guideline amount for each of our directors and executive officers and the number of shares of common stock that each such officer or director is deemed to own under the guidelines as of March 1, 2018.

Name	Guideline Share Amount	Shares Owned
Jennifer S. Banner	20,947	17,323
Scott G. Bruce	20,687	7,514
Francis X. ("Skip") Frantz	20,947	155,426
Andrew Frey	20,687	10,006,615
Kenneth A. Gunderman	146,628	88,401
Daniel L. Heard	43,988	14,404
David L. Solomon	20,947	18,330
Mark A. Wallace	53,414	14,439

              The applicable ownership guideline amount reflected in the table above for Ms. Banner and Messrs. Frantz, Gunderman, Heard, Solomon and Wallace are calculated in accordance with the stock ownership guidelines based upon the closing price on the date of the 2016 annual meeting of stockholders, $23.87. Ms. Banner and Mr. Solomon have until the 2021 annual meeting of stockholders, and Messrs. Gunderman, Heard and

Wallace have until the 2020 annual meeting of stockholders, to meet the applicable ownership guidelines. The applicable ownership guideline amount reflected in the table above for Messrs. Bruce and Frey are calculated in accordance with the stock ownership guidelines based upon the closing price on the date of the 2017 annual meeting of stockholders, $24.17. Mr. Bruce will have until the 2022 annual meetings of stockholders to meet the applicable ownership guidelines.

Compensation Committee Report
on Executive Compensation

              The Compensation Committee has reviewed the disclosures under the caption "Compensation Discussion & Analysis" contained in this Proxy Statement for the 2018 Annual Meeting of Stockholders and has discussed such disclosures with the management of Uniti. Based on such review and discussion, the Compensation Committee recommended to the Uniti Board of Directors that the "Compensation Discussion & Analysis" be included in Uniti's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Proxy Statement on Schedule 14A for the 2018 Annual Meeting of Stockholders for filing with the SEC.

              The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.

COMPENSATION COMMITTEE:
David L. Solomon, Chair Jennifer S. Banner Francis X. ("Skip") Frantz

Summary Compensation Table

              The following table shows the compensation awarded to, earned by or paid to Uniti's NEOs in fiscal year 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Kenneth A. Gunderman	2017	721,635	—	3,192,182	—	1,495,313	—	16,172	5,425,302
President and CEO	2016	700,000	—	3,011,149	—	1,400,264	—	15,170	5,126,583
	2015	578,872	—	4,740,420	—	1,050,000	—	1,571	6,370,863
Mark A. Wallace	2017	446,635	—	924,597	—	618,750	—	22,426	2,012,408
Executive Vice	2016	421,154	—	609,184	—	566,773	—	20,358	1,617,469
President—CFO and Treasurer	2015	296,952	—	816,475	—	400,000	—	52,971	1,566,398
Daniel L. Heard	2017	369,711	—	550,350	—	515,625	—	15,555	1,451,241
Executive Vice	2016	350,000	—	401,336	—	466,755	—	10,278	1,228,369
President—General Counsel and Secretary	2015	259,814	—	632,106	—	350,000	—	8,860	1,250,780
Ronald J. Mudry	2017	350,000	50,000	360,497	—	214,235	—	11,980	986,712
President of Sales and Business Development of Uniti Fiber	2016	135,731	17,828	518,107	—	32,172	—	4,091	707,929

(1)
The amounts included in this column reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for restricted stock and performance-based restricted stock unit awards granted during 2017. The fair values in this column reflect the expected future cash flows of dividends and therefore dividends on unvested shares are not separately disclosed. The assumptions used in the calculation of the amounts shown are included in Note 10 to our audited consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Additional information regarding the Long-Term Incentive Plan is discussed in further detail in the Compensation Discussion & Analysis under the heading "Elements of 2017 Compensation—Equity-Based Compensation."

The grant date fair values of performance-based restricted stock units (or PSUs) are based upon the probable levels of achievement of the performance goals related to those awards. The resulting number of PSUs that vest, if any, depends on whether we achieve the specified level of performance with respect to the performance measures tied to these awards. The grant date fair values of PSUs are reported in the table above at target payout, representing the probable outcome of performance conditions as calculated at the time of grant, which is less than the maximum possible payout. The table below shows the grant date fair values of the PSUs granted to each NEO during fiscal year 2017 at the probable payout and the maximum payout that would result if the highest levels of performance goals are achieved.

Name	Grant Date Fair Value of PSUs (Probable Payout) ($)	Grant Date Value of PSUs (Maximum Payout) ($)
Kenneth A. Gunderman	1,811,137	2,762,089
Mark A. Wallace	524,584	800,026
Daniel L. Heard	312,249	476,202
Ronald J. Mudry	182,705	266,622

(2)
The amounts reflect cash payments for 2017 pursuant to the Short-Term Incentive Plan. Additional information regarding the Short-Term Incentive Plan is discussed in further detail in the Compensation Discussion & Analysis under the heading "Elements of 2017 Compensation—Short-Term Incentives."

(3)
The amounts reflected in this column represent the sum of all other compensation received by the NEOs and are comprised of (i) company matching contributions under Uniti's 401(k) plan for Messrs. Gunderman, Wallace, Heard and Mudry of $14,462, $18,357, $14,265 and $10,432, respectively, (ii) imputed income for value over $50,000 of life insurance coverage provided by Uniti, and (iii) cell phone allowances.

              Pay Ratio Disclosure.     In 2017, the SEC adopted rules (as required by the Dodd-Frank Act) requiring disclosure of the (i) the annual total compensation of our median employee (excluding our President and Chief Executive Officer (or CEO)), (ii) the annual total compensation of our CEO, and (iii) the ratio of the annual total compensation of our median employee to the annual total compensation of our CEO. In 2017, the total compensation of our CEO was $5,425,302 (as reported in the Summary Compensation Table), and the total compensation of our median employee was $75,448. The total compensation of our CEO was approximately 72 times that of the median employee.

              We identified the median employee using actual W-2 compensation of all employees who were employed as of December 31, 2017, including full-time, part-time, seasonal and temporary employees (other than our CEO). Our total number of employees as of December 31, 2017 was 654. For purposes of determining our pay ratio, we excluded 21 non-U.S. employees, including 16 employees located in Mexico and 5 employees located in Colombia, and 356 employees that became employees as a result of the acquisitions of Hunt Telecommunications, LLC and Southern Light, LLC in 2017. The 21 non-U.S. employees as a percentage of the total 654 U.S. and non-U.S. employees was 3.2%. After identifying the median employee, we calculated the annual total compensation for the median employee using the same methodology we used for calculating our CEO's compensation as reported in the Summary Compensation Table.

Grants of Plan-Based Awards

              The following table shows information regarding grants of plan-based awards, including equity and non-equity incentive plans, made by Uniti during 2017 to the individuals named below.

								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)				Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kenneth A.
Gunderman	2/13/17	543,750	1,087,500	1,631,250					—
	2/13/17							51,570	$1,381,045
	2/13/17				25,785	51,570	103,140		$1,811,137
Mark A.
Wallace	2/13/17	225,000	450,000	675,000					—
	2/13/17							14,937	$400,013
	2/13/17				7,469	14,937	29,874		$524,584
Daniel L.
Heard	2/13/17	187,500	375,000	562,500					—
	2/13/17							8,891	$238,101
	2/13/17				4,446	8,891	17,782		$312,249
Ronald J.
Mudry	2/13/17	175,000	350,000	525,000
	2/13/17							6,639	$177,792
	2/13/17				3,320	6,639	9,959		$182,705

(1)
The amounts reported in these columns represent potential performance-based cash bonuses that each NEO could have earned based upon the Company's achievement of certain quantitative performance criteria set forth in the Short-Term Incentive Plan. For further discussion regarding these quantitative metrics, see the information regarding the Short-Term Incentive Plan under the heading "Elements of 2017 Compensation—Short-Term Incentives." Based on the Company's 2017 performance, the Compensation Committee awarded payouts under the Short-Term Incentive Plan to Messrs. Gunderman, Wallace and Heard at 138% and to Mr. Mudry at 61% of their target cash payout levels, which amounts are included in the "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table above.

(2)
The amounts reported in these columns represent potential share payouts with respect to PSU awards that were made in connection with the 2017 annual equity grant program under the Long-Term Incentive Plan. PSU awards will vest, if at all, at the end of the three-year performance period based on the Company's achievement of metrics related to relative TSR over a three-year period ending March 1, 2020. Threshold, target or maximum performance will result in the NEOs earning 50%, 100% or 150% of the target number of the PSUs, respectively.

(3)
The amounts reported in this column represent time-based restricted stock awards under the Long-Term Incentive Plan made in connection with the 2017 annual equity grant program. The reported restricted stock grants will vest in three equal installments on March 1 of each year, beginning on March 1, 2018, subject to continued employment at each vesting date.

(4)
The amounts reported in this column reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for restricted stock and performance-based restricted stock unit awards granted during 2017 pursuant to the Long-Term Incentive Plan. The fair values in this column reflect the expected future cash flows of dividends and therefore dividends on unvested shares are not separately disclosed. The assumptions used in the calculation of the amounts shown are included in Note 10 to our audited consolidated financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Additional information regarding the Long-Term Incentive Plan is discussed in further detail in the Compensation Discussion & Analysis under the heading "Elements of 2017 Compensation—Equity-Based Compensation."

Outstanding Equity Awards at Fiscal Year-End

              The following table shows information regarding outstanding awards held by the individuals named below as of December 31, 2017. All awards represent grants of restricted stock or units pursuant to the Long-Term Incentive Plan.

	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Kenneth A. Gunderman	212,956	$3,788,487	23,710	(4)	$421,801
			76,116	(5)	$1,354,104
			25,785	(6)	$458,715
Mark A. Wallace	45,676	$812,576	3,613	(4)	$64,275
			15,399	(5)	$273,948
			7,469	(6)	$132,874
Daniel L. Heard	30,407	$540,941	3,162	(4)	$56,252
			10,145	(5)	$180,480
			4,446	(6)	$79,094
Ronald J. Mudry	23,245	$413,529	3,320	(6)	$59,063

(1)
Uniti has not granted stock options and therefore no options were outstanding at December 31, 2017.

(2)
The following table sets forth the vesting schedule of the shares reported in this column for each NEO, which shares are subject to time-based vesting only and do not require the achievement of any corporate or individual performance targets to vest:

	Named Executive Officer
Vesting Date	Kenneth A. Gunderman	Mark A. Wallace	Daniel L. Heard	Ronald J. Mudry
2/13/2018	17,190	4,979	2,964	2,213
3/1/2018	25,372	5,133	3,382	—
3/31/2018	15,806	20,473	14,753	—
4/24/2018	94,836	—	—	—
2/13/2019	17,190	4,979	2,964	2,213
3/1/2019	25,372	5,133	3,381	—
8/31/2019	—	—	—	16,606
2/13/2020	17,190	4,979	2,963	2,213

(3)
This value was determined by multiplying the number of unvested shares or units by the closing price of our common stock as reported on NASDAQ on December 29, 2017 (the last trading day of 2017), which was $17.79.

(4)
These amounts represent outstanding and unvested awards of PSUs (at threshold) granted in 2015 scheduled to vest, if at all, based on the Company's achievement of metrics related to relative TSR over a three-year period ending April 27, 2018. In measuring our relative TSR, 50% is weighted to our performance against the MSCI US REIT Index (measured in basis points), and 50% is weighted to our performance against our 2015 peer group (measured by percentile ranking). As a result of actual performance through the mailing date of this Proxy Statement, none of the shares reported are expected to vest.

(5)
These amounts represent outstanding and unvested awards of PSUs (at target) granted in 2016 scheduled to vest, if at all, based on the Company's achievement of metrics related to relative TSR over a three-year period ending March 1, 2019. In measuring our relative TSR, 50% is weighted to our performance against our 2016 peer group, and 50% is weighted to our performance against our 2016 telecom peer group, in each case measured by percentile ranking.

(6)
These amounts represent outstanding and unvested awards of PSUs (at threshold) granted in 2017 scheduled to vest, if at all, based on the Company's achievement of metrics related to relative TSR over a three-year period ending March 1, 2020. In measuring our relative TSR, 50% is weighted to our performance against the Peer Group, and 50% is weighted to our performance against the Telecom Peer Group, in each case measured by percentile ranking, as further discussed in the Compensation Discussion & Analysis under the heading "Elements of 2017 Compensation—Equity-Based Compensation."

Options Exercises and Stock Vested

              The following table sets forth certain information regarding the vesting of equity awards held by the individuals named below during 2017.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Kenneth A. Gunderman	25,372	(2)	$730,714
	15,806	(3)	$408,585
Mark A. Wallace	5,133	(2)	$147,830
	2,408	(3)	$62,247
Daniel L. Heard	3,382	(2)	$97,402
	2,107	(3)	$54,466
Ronald J. Mudry	—		—

(1)
Uniti does not currently grant stock options and therefore had no option exercises by any NEO in 2017.

(2)
Shares vested on March 1, 2017. The value realized upon vesting calculated by multiplying $28.80, the closing price of our common stock on the vesting date, by the number of shares that vested.

(3)
Shares vested on March 31, 2017. The value realized upon vesting calculated by multiplying $25.85, the closing price of our common stock on the vesting date, by the number of shares that vested.

Non-Qualified Deferred Compensation

	Executive Contributions in Last Fiscal Year ($)(1)	Uniti Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Kenneth A. Gunderman	70,000	—	3,360	—	167,210
Mark A. Wallace	—	—	—	—	—
Daniel L. Heard	—	—	840	—	47,469

(1)
Amounts included in this column are included in the "Salary" column of the Summary Compensation Table.

(2)
There were no "above-market earnings" for 2017 and therefore none of these amounts were included in the Summary Compensation Table.

              The Uniti Group Inc. Deferred Compensation Plan (the "Plan") permits eligible employees, including the Company's NEOs, to defer payment of up to 75% of their base salary and 90% of their annual bonuses and other cash compensation. Each participant's account is credited annually with interest at a rate equal to the lesser of (i) the Company's Weighted Average Cost of Debt (as defined in the Plan) or (ii) the then current yield on the United States 10-year Treasury Note. A participant's interest in Company contributions will vest 100% after three years of service, or, if earlier, upon the employee's death or disability, upon a Change in Control (as defined in the Plan) or upon the Plan's termination.

Agreements with Our Named Executive Officers

Employment Agreement with Kenneth A. Gunderman

              Effective February 12, 2015, we entered into an Employment Agreement with Mr. Gunderman (the "Employment Agreement") pursuant to which he serves as our President and Chief Executive Officer and as a member of our Board of Directors. The original term of the Employment Agreement runs through December 31, 2018, unless earlier terminated, and it will automatically renew for successive one-year intervals after 2018 unless either party gives the other at least 90 days' notice. The Employment Agreement provides Mr. Gunderman a base salary of no less than $700,000 per year (subject to periodic review and increase) and provides further that he is eligible to participate in any annual compensation plans as may be implemented with a target bonus equal to 150% of his then base salary. The target bonus may be increased to 200% of the then base salary at the discretion of the Compensation Committee.

              Pursuant to the Employment Agreement, following the consummation of our spin-off from Windstream, we granted Mr. Gunderman a time-based restricted stock award with a grant date value of $2,625,000, which will vest in full on the third anniversary of the spin-off. Additionally, we granted Mr. Gunderman restricted stock with a grant date value of $2,625,000, which consisted of 50% performance-based restricted stock units and 50% time-based restricted stock vesting in three equal installments on March 31 of each year, beginning on March 31, 2016. Mr. Gunderman is further entitled to receive health, welfare and retirement benefits from Uniti.

              The Employment Agreement provides that, should Mr. Gunderman's employment be terminated during the term of the Employment Agreement by his death or disability, by the Company for "cause" (as defined in the Employment Agreement) or by Mr. Gunderman without "good reason" (as defined in the Employment Agreement), then we will pay to Mr. Gunderman his base salary and any accrued vacation pay through the date of termination and any amount payable under any incentive compensation plan with respect to the measuring period ending immediately prior to the measuring period during which the termination occurs, in each case to the extent not already paid.

              In the event we terminate Mr. Gunderman's employment during the term of the Employment Agreement without cause or Mr. Gunderman terminates his employment for good reason, then we will pay to Mr. Gunderman a lump-sum severance benefit equal to two times his annual base salary (in addition to any other amounts already due and owing).

              Additionally, if Mr. Gunderman is terminated without cause or he terminates his employment with Uniti for good reason, in each case within two years of a "change in control" of Uniti (as defined in the Employment Agreement), then we will pay to Mr. Gunderman, in a lump sum, the following amounts (in addition to any other amounts already due and owing): (i) a pro rata annual bonus for the year of termination at target; (ii) a severance benefit equal to two times the sum of (x) the higher of his annual base salary in effect prior to the change in control or his annual base salary in effect prior to his termination and (y) the higher of his annual target bonus in effect prior to the change in control or his target annual bonus in effect prior to his termination; and (iii) an amount equivalent to the cost of two years' health and dental insurance continuation. No severance payable following a change in control is subject to gross-up for golden parachute excise taxes, and the severance payable to Mr. Gunderman will be reduced to the amount that is not subject to such taxes if doing so would result in a greater after-tax payment to him. In any event, any severance payable to Mr. Gunderman will be subject to his execution of a release of claims, and the Employment Agreement also imposes one-year post termination noncompetition/nonsolicitation obligations.

Severance Agreements with Mark A. Wallace and Daniel L. Heard

              We entered into Severance Agreements with each of Mr. Wallace and Mr. Heard, the terms of which continue until the earliest of (i) prior to a change in control, the date of termination determined in accordance with the Severance Agreements or June 1, 2018, or (ii) after a change in control, the Company's performance of its obligations under the Severance Agreements if a payment trigger has occurred or the expiration of the period for a payment trigger to occur if such expiration occurs after June 1, 2018.

              The Severance Agreements provide that should the executive officer's employment be terminated: (i) whether due to his death or disability, by the Company for cause, or by him with or without good reason, the Company must pay to the executive officer his base salary and any accrued vacation pay through the date of termination in a lump sum within 30 days, to the extent not already paid; or (ii) by the Company without cause and such termination does not occur at the same time or within two years following a change in control of the Company, the Company must pay, in lieu of any other post-termination benefits, (x) the executive officer's annual base salary and any accrued vacation pay through the date of termination in a lump sum within 30 days, to the extent not already paid, and (y) an amount no less than his annual base salary in effect on the date of termination in equal installments over a period of one year.

              Should the executive officer's employment be terminated by the Company without cause or by him with good reason and such termination occurs at the same time as or within two years following a change in control of the Company, the Company must pay to the executive officer the following:

  •
  his base salary and any accrued vacation pay through the date of termination;

  •
  any incentive compensation that has been awarded to him for the completed fiscal year or other completed measuring period prior to the date of termination but not yet paid to him;

  •
  an amount equal to the annual incentive target in effect prior to the payment trigger pro-rated through the date of termination, reduced by any amount paid or payable for the fiscal year during which the date of termination occurs;

  •
  an amount equal to two times the sum of: (x) the higher of (1) his annual base salary immediately prior to the change in control and (2) his annual base salary in effect immediately prior to the payment trigger and (y) the higher of (1) his annual incentive target in effect immediately prior to the change in control and (2) his annual incentive target in effect immediately prior to the payment trigger;

  •
  his health and dental insurance benefits for 24 months; and

  •
  certain outplacement services.

              The Company will pay or provide the foregoing in the manner set forth in the Severance Agreements. In the event that certain payments or benefits under the Severance Agreements would be subject to an excise tax under Section 4999 of the Internal Revenue Code, as amended, then such payments or benefits may be reduced in the manner set forth in the Severance Agreements.

              The Company is only obligated to pay or provide, or continue to pay and provide, benefits in the event of a payment trigger to the extent that the executive officer executes a waiver and release in the form set forth in the respective Severance Agreement and otherwise remains in compliance with certain covenants set forth therein. The Severance Agreements include one-year post-termination non-disclosure, non-compete and non-interference covenants.

Severance arrangement with Ronald J. Mudry

              The Company and Mr. Mudry entered into a severance arrangement in connection with his employment. Under the arrangement, if Mr. Mudry's employment is terminated by the Company without Cause (as defined in the Long-Term Incentive Plan) or by Mr. Mudry for Good Reason (as defined the Long-Term Incentive Plan), the Company must pay Mr. Mudry an amount no less than his annual base salary in effect on the date of termination in equal installments over a period of one year.

              As a condition to his employment, Mr. Mudry entered into a restrictive covenants agreement, which contains one-year post-termination non-disclosure, non-compete and non-interference covenants. The Company is only obligated to pay or provide, or continue to pay and provide, benefits in the event of such a termination to the extent that Mr. Mudry (i) executes a waiver and release in a form acceptable to the Company and otherwise remains in compliance with certain covenants set forth therein and (ii) remains in compliance with his restrictive covenants agreement.

Potential Payments upon Termination or Change in Control

              As discussed in the section above titled "Agreements with Our Named Executive Officers," the Company is required to pay or provide certain compensation and benefits to each of its NEOs in the event of certain terminations of employment or a change in control of the Company. In addition to such compensation and benefits, each NEO's outstanding equity awards are subject to accelerated vesting in the event the NEO is terminated. In the event that an NEO is terminated without Cause (as defined in the Long-Term Incentive Plan), terminates his employment for Good Reason (as defined in the Long-Term Incentive Plan) or experiences a Company-approved retirement (as determined in the sole discretion of the Compensation Committee), a pro-rated portion of unvested restricted stock held by the NEO would vest based on the date of termination. In addition, unvested PSUs held by the NEO would remain eligible to vest subject to achievement of the relevant performance criteria, subject to the Compensation Committee's ability to determine, in its sole discretion, whether the NEO would be entitled to the full number of shares to which the NEO would have been entitled had such termination not occurred or a pro-rated portion of such shares based on the NEO's date of termination. In the event that an NEO dies or becomes permanently disabled (as determined by the Compensation Committee) or is terminated without Cause or terminates his employment for Good Reason within two years of a Change in Control of

Uniti (as defined in the Long-Term Incentive Plan), all unvested restricted stock and PSUs will vest in full.

              The following tables describe estimated amounts of compensation and benefits that could be payable to each NEO upon certain terminations or a change in control. All amounts assume the NEOs terminated employment as of December 31, 2017. The actual amounts that would be paid to each NEO upon termination of employment or a change in control can only be determined at the time the actual triggering event occurs. The estimated amounts of compensation and benefits described below are in addition to the benefits the NEOs would be entitled to receive upon termination of employment generally under the retirement plan described in the section above titled "Other Benefit Plans." This section identifies and quantifies the extent to which those retirement benefits are enhanced or accelerated upon the triggering events described below.

Kenneth A. Gunderman

              The following table shows the potential payments upon a hypothetical termination or change in control of the Company effective as of December 31, 2017 for Kenneth A. Gunderman, our President and Chief Executive Officer.

Type of Payment	Company- Approved Retirement	Termination without Cause or Resignation for Good Reason other than a Change in Control	Voluntary Termination without Good Reason or Termination for Cause	Change in Control with no Termination	Termination without Cause or Resignation for Good Reason following a Change in Control	Death or Disability

Severance	$0	$1,450,000	$0	$0	$4,712,500	$0
Accelerated Vesting of Restricted Stock(1)	$2,360,429	$2,360,429	$0	$0	$3,788,487	$3,788,487
Accelerated Vesting of PSUs(1)	$2,387,114(2)	$2,387,114(2)	$0	$0	$3,917,000	$3,917,000
Healthcare continuation	$0	$0	$0	$0	$23,867	$0
Total	$4,747,543	$6,197,543	$0	$0	$12,441,855	$7,705,487

(1)
The value of the accelerated vesting of restricted stock and PSUs is based on the closing price of our common stock as reported on NASDAQ on December 29, 2017 (the last trading day of 2017), which was $17.79.

(2)
This amount assumes the Compensation Committee elected to accelerate vesting at the target level on a pro-rated basis as of December 31, 2017. Holders of PSUs also accrue a dividend equivalent for dividends declared on the Company's common stock during the life of the award that is paid in cash when underlying PSUs vest, and this amount includes a cash amount equal to the accrued dividends payable upon the vesting of the underlying PSUs.

Mark A. Wallace

              The following table shows the potential payments upon a hypothetical termination or change in control of the Company effective as of December 31, 2017 for Mark A. Wallace, our Executive Vice President—Chief Financial Officer and Treasurer.

Type of Payment	Voluntary Termination with Good Reason or Company- Approved Retirement	Termination without Cause other than following a Change in Control	Voluntary Termination without Good Reason or Termination for Cause	Change in Control with no Termination	Termination without Cause or Resignation for Good Reason following a Change in Control	Death or Disability

Severance	$0	$450,000	$0	$0	$2,250,000	$0
Accelerated Vesting of Restricted Stock(1)	$479,469	$479,469	$0	$0	$812,576	$812,576
Accelerated Vesting of PSUs(1)	$457,224(2)	$457,224(2)	$0	$0	$824,540	$824,540
Outplacement Services	$0	$0	$0	$0	$25,000	$0
Healthcare continuation	$0	$0	$0	$0	$23,867	$0
Total	$936,692	$1,386,692	$0	$0	$3,935,984	$1,637,116

(1)
The value of the accelerated vesting of restricted stock and PSUs is based on the closing price of our common stock as reported on NASDAQ on December 29, 2017 (the last trading day of 2017), which was $17.79.

(2)
This amount assumes the Compensation Committee elected to accelerate vesting at the target level on a pro-rated basis as of December 31, 2017. Holders of PSUs also accrue a dividend equivalent for dividends declared on the Company's common stock during the life of the award that is paid in cash when underlying PSUs vest, and this amount includes a cash amount equal to the accrued dividends payable upon the vesting of the underlying PSUs.

Daniel L. Heard

              The following table shows the potential payments upon a hypothetical termination or change in control of the Company effective as of December 31, 2017 for Daniel L. Heard, our Executive Vice President—General Counsel and Secretary.

Type of Payment	Voluntary Termination with Good Reason or Company- Approved Retirement	Termination without Cause other than following a Change in Control	Voluntary Termination without Good Reason or Termination for Cause	Change in Control with no Termination	Termination without Cause or Resignation for Good Reason following a Change in Control	Death or Disability

Severance	$0	$375,000	$0	$0	$1,875,000	$0
Accelerated Vesting of Restricted Stock(1)	$329,866	$329,866	$0	$0	$540,941	$540,941
Accelerated Vesting of PSUs(1)	$329,322(2)	$329,322(2)	$0	$0	$561,927	$561,927
Outplacement Services	$0	$0	$0	$0	$25,000	$0
Healthcare continuation	$0	$0	$0	$0	$24,607	$0
Total	$659,188	$1,034,188	$0	$0	$3,027,474	$1,102,867

(1)
The value of the accelerated vesting of restricted stock and PSUs is based on the closing price of our common stock as reported on NASDAQ on December 29, 2017 (the last trading day of 2017), which was $17.79.

(2)
This amount assumes the Compensation Committee elected to accelerate vesting at the target level on a pro-rated basis as of December 31, 2017. Holders of PSUs also accrue a dividend equivalent for dividends declared on the Company's common stock during the life of the award that is paid in cash when underlying PSUs vest, and this amount includes a cash amount equal to the accrued dividends payable upon the vesting of the underlying PSUs.

Ronald J. Mudry

              The following table shows the potential payments upon a hypothetical termination or change in control of the Company effective as of December 31, 2017 for Ronald J. Mudry, President of Sales and Business Development of Uniti Fiber.

Type of Payment	Company- Approved Retirement	Voluntary Termination with Good Reason or Termination without Cause other than following a Change in Control	Voluntary Termination without Good Reason or Termination for Cause	Change in Control with no Termination	Termination without Cause or Resignation for Good Reason following a Change in Control	Death or Disability

Severance	$0	$350,000	$0	$0	$350,000	$0
Accelerated Vesting of Restricted Stock(1)	$166,011	$166,011	$0	$0	$295,421	$295,421
Accelerated Vesting of PSUs(1)	$39,294	$39,294	$0	$0	$134,041	$134,041
Total	$205,306	$555,306	$0	$0	$779,462	$429,462

(1)
The value of the accelerated vesting of restricted stock and PSUs is based on the closing price of our common stock as reported on NASDAQ on December 29, 2017 (the last trading day of 2017), which was $17.79.

(2)
This amount assumes the Compensation Committee elected to accelerate vesting at the target level on a pro-rated basis as of December 31, 2017. Holders of PSUs also accrue a dividend equivalent for dividends declared on the Company's common stock during the life of the award that is paid in cash when underlying PSUs vest, and this amount includes a cash amount equal to the accrued dividends payable upon the vesting of the underlying PSUs.

PROPOSAL NO. 2

Advisory Vote to Approve Compensation of the Company's Named Executive Officers

              In accordance with Section 14A of the Securities Exchange Act of 1934 (the "Exchange Act"), the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of the Company's NEOs identified in the section titled "Executive Compensation" set forth above in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our NEOs' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

    "RESOLVED, that the Company's stockholders hereby approve the compensation of the Company's NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and disclosures."

              Details concerning how we implement our compensation philosophy and structure our compensation programs to meet the objectives of our compensation program are provided in the section titled "Compensation Discussion & Analysis" set forth above in this Proxy Statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and Company performance.

              This vote is merely advisory and will not be binding upon the Company, the Board or the Compensation Committee, nor will it create or imply any change in the fiduciary duties of the Board or the Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with the Company's stockholders and encourages all stockholders to vote their shares on this important matter.

              The Company's current policy is to provide stockholders with an opportunity to approve the compensation of the Company's NEOs each year at the annual meeting of stockholders. Accordingly, the next such vote is expected to occur at the 2019 Annual Meeting of Stockholders.

PROPOSAL NO. 3

Approval of the Uniti Group Inc. Employee Stock Purchase Plan

              On February 7, 2018, the Board of Directors adopted, subject to the approval of our stockholders, the Uniti Group Inc. Employee Stock Purchase Plan (the "ESPP"). Stockholder approval is being sought in order for the ESPP to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

              Our Board believes that the approval of the ESPP by our stockholders will benefit us by providing employees with an opportunity to acquire shares of our common stock and enabling us to attract, retain and motivate employees.

              If approved by our stockholders, the ESPP will become effective on July 1, 2018. If the stockholders do not approve the ESPP, the ESPP will not become effective and no employee will be eligible to participate in the ESPP.

              Based solely on the closing price of our common stock reported on the NASDAQ Global Select Market on March 23, 2018, the maximum aggregate market value of the 2,000,000 shares of common stock that could potentially be issued under the ESPP is $32,700,000.

Summary of the Material Provisions of the ESPP

              The following description of certain provisions of the ESPP is qualified in its entirety by reference to the text of the ESPP, which is attached as Appendix B to this Proxy Statement and is incorporated by reference herein. It is our intention that the ESPP qualify as an "employee stock purchase plan" under Section 423 of the Code.

              Shares Subject to the Plan.     An aggregate of 2,000,000 shares will be reserved and available for issuance under the ESPP. If our capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the ESPP will be appropriately adjusted.

              Plan Administration.     The ESPP will be administered by the Compensation Committee, which will have full authority to make, administer and interpret such rules and regulations regarding the ESPP as it deems advisable.

              Eligibility.     Any employee of the Company or its U.S. subsidiaries is eligible to participate in the ESPP so long as the employee is employed on the first day of the applicable offering period. No person who owns or holds, or as a result of participation in the ESPP would own or hold, common stock or options to purchase common stock, that together equal to 5% or more of total outstanding common stock is entitled to participate in the ESPP. No employee may exercise an option granted under the ESPP that permits the employee to purchase common stock of the Company having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year.

              Participation; Payroll Deductions.     Participation in the ESPP is limited to eligible employees who complete and file with the Company an enrollment form. At the time an employee files his or her enrollment form, he or she shall elect to have payroll deductions made on each payday during an offering period in an amount not less than 1% and not more than 15% of such participant's gross compensation on each payday during the offering period. There are currently approximately 631 employees who will be eligible to participate in the ESPP. Once an employee becomes a participant in the ESPP, that employee will automatically participate in successive offering periods, as described below, until such time as that employee submits a new enrollment form, withdraws from the ESPP, becomes ineligible to participate in the ESPP, or his or her employment ceases.

              Offering Periods.     Unless otherwise determined by the Compensation Committee, each offering of common stock under the ESPP will be for a period of six months, which we refer to as an "offering period." The first offering period under the ESPP will begin on July 1, 2018 and end on December 31, 2018. Subsequent offerings under the ESPP will generally begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring on or before the following June 30 and December 31, respectively. Shares are purchased on the last day of each offering period, with that day being referred to as a "purchase date." If the last day of the offering period falls on a day on which NASDAQ or the national stock exchanges are not open for trading, the purchase date will be the first trading day following the last day of the offering period. The Compensation Committee may establish different offering periods or purchase dates under the ESPP.

              Purchase Price.     On the first day of an offering period, employees participating in that offering period shall be granted an option to purchase shares of our common stock. On the purchase date of each offering period, the employee is deemed to have exercised the option, at the purchase price, to the extent of accumulated payroll deductions. The option purchase price is equal to the lesser of (i) not less than 85% or greater than 100% of the fair market value per share of our common stock on the first day of the offering period or (ii) not less than 85% or greater than 100% of the fair market value per share of our common stock on the purchase date.

              Subject to certain limitations, the number of shares of our common stock a participant purchases in each offering period is determined by dividing such participant's payroll deductions accumulated on such purchase date and retained in the participant's payroll deduction account as of the purchase date by the applicable purchase price. In general, if an employee is no longer a participant on a purchase date, the employee's option will be automatically terminated, and the amount of the employee's accumulated payroll deductions will be refunded.

              Terms of Participation.     Except as may be permitted by the Compensation Committee in advance of an offering, a participant may increase or decrease the amount of his or her payroll deductions or contributions during any offering period by completing a revised enrollment form authorizing a change in payroll deduction or contribution and filing it with the Company. An election to increase or decrease a participant's payroll deductions or contributions shall be permitted no more than once every 30 days. A participant may withdraw from an offering period at any time without affecting his or her eligibility to participate in future offering periods by giving written notice to the Company. All of the participant's payroll deductions or contributions credited to his or her account during the offering period will be paid to such participant as soon as practicable after receipt of notice of withdrawal. If a participant withdraws from an offering period, that participant may not again participate in the same offering period, but may enroll in subsequent offering periods by delivering to the Company a new enrollment form.

              Term; Amendments and Termination.     The ESPP will continue until terminated by the Board, Compensation Committee or an authorized subcommittee. The Board, Compensation Committee or an authorized subcommittee may, in its discretion, at any time, terminate or amend the ESPP. Upon termination of the ESPP, all amounts in the accounts of participating employees will be refunded.

New Plan Benefits

              Since participation in the ESPP is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the ESPP in the future are not determinable.

Equity Compensation Plans Information

              The following table contains information about our equity compensation plan as of December 31, 2017:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	4,992,583(1)
Equity compensation plans not approved by security holders	—	—	—

Total	—	—	4,992,583

(1)
Shares available for issuance under the 2015 Equity Incentive Plan.

Summary of Federal Income Tax Consequences

              The following is only a summary of the effect of the United States income tax laws and regulations upon an employee and us with respect to an employee's participation in the ESPP. This summary does not purport to be a complete description of all federal tax implications of participation in the ESPP, nor does it discuss the income tax laws of any municipality, state or foreign country in which a participant may reside or otherwise be subject to tax.

              A participant in the ESPP recognizes no taxable income either as a result of participation in the ESPP or upon exercise of an option to purchase shares of our common stock under the terms of the ESPP.

              If a participant disposes of shares purchased upon exercise of an option granted under the ESPP within two years from the first day of the applicable offering period or within one year from the purchase date, which we refer to as a "disqualifying disposition," the participant will realize ordinary income in the year of that disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant's holding period is more than 12 months, or short-term if the participant's holding period is 12 months or less.

              If the participant disposes of shares purchased upon exercise of an option granted under the ESPP at least two years after the first day of the applicable offering period and at least one year after the purchase date, the participant will realize ordinary income in the year of disposition equal to the lesser of (1) 15% of the fair market value of the common stock on the first day of the offering period in which the shares were purchased and (2) the excess of the amount actually received for the common stock over the amount paid. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after that basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

              The Company is generally entitled to a tax deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of that disposition. In all other cases, the Company is not allowed a deduction.

PROPOSAL NO. 4

Amendment to Provide Stockholders With the Power to Amend the Bylaws

              On May 1, 2017, the Board of Directors adopted an amendment to the Company's bylaws permitting stockholders of the Company to amend the Company's bylaws and resolved to submit an amendment to the Company's charter at the Annual Meeting that would conform the charter to the bylaws by providing stockholders of the Company with the power to amend the Company's bylaws (the "Proposed Charter Amendment"). The Board of Directors has declared advisable and recommends that stockholders approve the Proposed Charter Amendment.

              Currently, the Company's charter provides the Board with the exclusive power to amend the bylaws. The Board is committed to good corporate governance and monitors regularly our corporate governance policies and practices. The Board carefully considered the advantages and disadvantages of adopting a change to the Company's charter to allow for stockholders to amend the bylaws. The bylaws establish a number of fundamental corporate governance operating principles, including rules for meetings of directors and stockholders and the election and duties of directors and officers, among other provisions. In the past, the Board believed that the default position under Maryland General Corporation Law provided an effective means for the Board to ensure that any amendments to the bylaws were prudent and designed to protect and maximize long-term value for all stockholders. More recently, the Board considered the various positions for and against allowing stockholders to amend the bylaws. After weighing these considerations, the Board has determined to amend the charter to allow stockholders to amend the bylaws.

              The general description of the Proposed Charter Amendment set forth above is qualified in its entirety by reference to the text of the Proposed Charter Amendment, which is contained in the proposed Articles of Amendment attached as Appendix C to this Proxy Statement and is incorporated by reference herein.

              If this proposal is approved by stockholders, we intend to promptly file the Proposed Charter Amendment with the State Department of Assessments and Taxation in Maryland (the "SDAT"). The Proposed Charter Amendment will become effective upon its filing with the SDAT, after which stockholders will be permitted to amend the bylaws by a majority of the votes cast at any duly called meeting of stockholders at which a quorum is present. If the Proposed Charter Amendment is not approved by the requisite vote, then the Proposed Charter Amendment will not be filed with the SDAT and the Board shall continue to have the exclusive power to adopt, alter or repeal any provision of the bylaws pursuant to the Company's charter.

              YOUR VOTE IS IMPORTANT.    Approval of the Proposed Charter Amendment requires the affirmative vote of a majority of the shares of common stock outstanding.

Your failure to vote on this matter will constitute a vote AGAINST this very important corporate governance proposal.

PROPOSAL NO. 5

Ratification of Selection of Independent Registered Public Accounting Firm

              The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and replacement of Uniti's independent registered public accountant. The Audit Committee has selected PricewaterhouseCoopers LLP ("PwC") to serve as Uniti's independent registered public accounting firm for the fiscal year ending December 31, 2018. Stockholders are being asked to ratify the selection of PwC at the Annual Meeting. Representatives of PwC are expected to attend the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

              PwC has served as Uniti's independent registered public accountant in connection with the audit of the Company's financial statements since its inception as a public company. In connection with its responsibility for the appointment and oversight of Uniti's independent registered public accountant, the Audit Committee annually reviews the qualifications, performance and independence of PwC and determines whether to re-engage PwC or consider other audit firms. The Audit Committee also reviews the performance of PwC's lead engagement partner and engagement team and confirms PwC's compliance with all applicable lead engagement partner rotation requirements. The Audit Committee intends to be involved in the selection process of each new lead engagement partner.

              In performing its annual review of PwC, the Audit Committee considers, among other things, the quality and efficiency of PwC's performance on Uniti's audit, PwC's familiarity with our operations, businesses, accounting policies and practices, and internal control over financial reporting, PwC's capability and expertise, the quality and candor of communications and discussions with PwC, the ability of PwC to remain independent (including engaging in dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor), external data relating to audit quality and performance (including its most recent PCAOB Inspection Report and its internal and peer review reports of its adherence to quality practices and procedures), and the appropriateness of fees charged.

              Based on the reviews and considerations referred to above, the Board of Directors and the Audit Committee believe that the retention of PwC to serve as Uniti's independent registered public accountant for 2018 is in the best interests of Uniti and its stockholders.

              If the stockholders fail to ratify the appointment of PwC as Uniti's independent registered public accountant, the Board of Directors will reconsider the appointment. However, even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Uniti and its stockholders.

              Accounting Fees and Services.    Aggregate fees paid to PwC for professional services rendered during the years ended December 31, 2017 and December 31, 2016 were:

	2017	2016
Audit Fees (a)	$1,918,984	$1,163,000
Audit-Related Fees (b)	88,324	837,970
Tax Fees	—	—
All Other Fees (c)	3,600	3,600

Total	$2,010,908	$2,004,570

(a)
Audit fees include fees for the annual audit and quarterly reviews of the consolidated financial statements as well as consents in respect to SEC filings.

(b)
Audited-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the registrant's financial statements, and accounting and financial reporting consultations.

(c)
All other fees are comprised of fees for licensing PwC's web-based accounting research software program.

              The Audit Committee has the sole authority to pre-approve all audit engagement fees and terms as well as all non-audit engagements with PwC. In 2016 and 2017, all of the above services were pre-approved by the Audit Committee in accordance with this pre-approval policy and none were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2019 Annual Meeting

              Stockholders who intend to present proposals at the 2019 annual meeting of stockholders (the "2019 Annual Meeting"), and who wish to have those proposals included in Uniti's proxy statement for the 2019 Annual Meeting, must ensure that those proposals are received at Uniti's principal executive offices located at 10802 Executive Center Drive, Benton Building, Suite 300, Little Rock, Arkansas 72211, Attention: Daniel L. Heard, Executive Vice President – General Counsel and Secretary, no later than December [    •    ], 2018. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2019 Annual Meeting.

              In addition, under Uniti's bylaws, stockholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2019 Annual Meeting, and who do not intend to have such proposal included in Uniti's proxy statement for the 2019 Annual Meeting, must ensure that notice of any such proposal is received by Uniti's Secretary, Daniel L. Heard, at the address set forth above no earlier than November [    •    ], 2018 and not later than 5:00 p.m., Central time, on December [    •    ], 2018. The stockholder notice must comply with the information requirements set forth in Uniti's bylaws.

Stockholder Communications with the Board of Directors

              Stockholders and other interested parties may contact the Board of Directors, a Board Committee, a particular group of directors (e.g., our independent directors), or individual members of the board, including our Chairman, by mail addressed to the named individual, the committee, the group or the Board as a whole c/o Daniel L. Heard, Executive Vice President – General Counsel and Secretary, at 10802 Executive Center Drive, Benton Building, Suite 300, Little Rock, Arkansas 72211. In general, any communication delivered to the Company for forwarding to the Board, a Board committee, a particular group of directors or specified Board members will be forwarded in accordance with the stockholder's instruction, except that we reserve the right not to forward any abusive, threatening or otherwise inappropriate materials.

Relationships and Certain Related Transactions

Our Relationship with Windstream

              On April 24, 2015, Uniti was separated and spun-off from Windstream and, in connection therewith, Windstream contributed certain telecommunications network assets, including certain of its fiber and copper networks, to Uniti. The current Chief Financial Officer of Windstream (Bob Gunderman) is the brother of our President and Chief Executive Officer (Kenneth Gunderman).

              In connection with the spin-off and while we were still controlled by Windstream, Uniti entered into a long-term triple-net master lease with Windstream to lease back the telecommunications network assets now owned by Uniti. Under the terms of the master lease, Windstream has the exclusive right to use the telecommunications network assets for an initial term of 15 years with up to four, five-year renewal options. During 2017, Uniti collected approximately $653.5 million in rent under the lease. The annual rent to be paid by Windstream during 2018 will be approximately $655.7 million.

Procedures for Approval of Related Party Transactions

              Our Board of Directors adopted a written policy regarding the review and approval of any related party transaction required to be disclosed under SEC rules. The Audit Committee of the Board of Directors is responsible for the review and approval of transactions covered by the policy. As provided in the policy and the Audit Committee's charter, no related party transaction will be approved unless it is (a) deemed commercially reasonable, fair and in, or not inconsistent with, the best interest of Uniti; and (b) determined to have terms comparable to those that could be obtained in an arm's-length transaction with an unrelated third party.

              Except as noted above, there were no commercial transactions between related parties and Uniti that required disclosure in this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Exchange Act requires Uniti's directors and executive officers, and persons who own more than 10% of Uniti's common stock, to file reports of ownership and changes in ownership with the SEC. The Company currently knows of no person who owns 10% or more of our common stock.

              Based solely upon a review of copies of reports furnished to us and written representations from our directors and executive officers that no other reports were required with respect to the year ended December 31, 2017, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers were met during the last fiscal year, except that a Form 4 for Mr. Gunderman to report an open market purchase was filed late.

Annual Report/Householding

              Some banks, brokers and other nominee record stockholders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one set of these documents may have been sent to multiple stockholders at a shared address. Additional copies of this Proxy Statement and our Annual Report on Form 10-K are available upon request by contacting Broadridge Householding Department by mail at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-800-542-1061, and providing your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. If this option is not available to you, please contact your custodian bank or broker directly. Any stockholder who wants to receive separate copies of our proxy statement and annual report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact his, her or its bank, broker or other nominee record stockholder.

              If you would like to receive an extra copy of the Annual Report or this Proxy Statement, we will send a copy to you by mail upon request to Uniti Investor Relations, 10802 Executive Center Drive, Benton Building, Suite 300, Little Rock, Arkansas 72211 or by calling (501) 850-0820. Each document is also available in digital form for download or review in the "Investors—SEC Filings—Annual Reports" section of our website at www.uniti.com.

Other Matters

              The management and the Board of Directors of Uniti do not know of any other matters that may come before the meeting. If any other matters properly come before the meeting, however, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on those matters. Discretionary authority to vote on other matters is included in the proxy.

              Uniti will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, directors and employees of Uniti, personally or by telephone or electronic means. In the event the management of Uniti deems it advisable, Uniti may engage the services of an independent proxy solicitation firm to aid in the solicitation of proxies.

              The material referred to in this Proxy Statement under the caption "Audit Committee Report" and the "Compensation Committee Report on Executive Compensation" shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Exchange Act.

By Order of the Board of Directors,

Daniel L. Heard Executive Vice President – General Counsel and Secretary

Little Rock, Arkansas
April [    •    ], 2018

Appendix A

RECONCILIATION OF CONSOLIDATED NORMALIZED AFFO

(Thousands)	Year Ended December 31, 2017	Per Diluted Shares
Net (loss) income attributable to common shareholders	$(16,552)
Real estate depreciation and amortization	373,449
Participating securities share in earnings	1,509
Participating securities share in FFO	(1,509)
Adjustments for noncontrolling interests	(4,420)

FFO applicable to common shareholders	$352,477	$2.09
Transaction related costs	38,005
Changes in fair value of contingent consideration	10,736
Amortization of deferred financing costs and debt discount	23,102
Stock based compensation	7,713
Non-real estate depreciation and amortization	60,756
Straight-line revenue	(15,136)
Maintenance capital expenditures	(4,434)
Amortization of discount on convertible preferred stock	2,980
Adjustment to valuation allowance	(36,240)
Other non-cash revenue, net	(14,871)
Adjustments for noncontrolling interests	(264)

AFFO applicable to common shareholders	$424,824	$2.51
Hunt and Southern Light acquisition impact	(25,427)	(0.15)
Debt issuance impact	5,067	0.03
Equity issuance impact	—	0.22

Consolidated Normalized AFFO	$404,464	$2.61

Weighted average common shares used to calculate diluted AFFO per common share	168,989
Weighted average common shares used to calculate diluted Normalized AFFO per common share	155,264

RECONCILIATION OF CONSOLIDATED 4Q17 ADJUSTED EBITDA

Three Months Ended December 31, 2018
Net income	$22,797
Depreciation and amortization	116,801
Interest expense	78,759
Income tax benefit	(29,873)

EBITDA	188,484
Stock based compensation	2,092
Other expense	1,646
Transaction related costs	5,792

Adjusted EBITDA	$198,014

Annualized Adjusted EBITDA(1)	$792,056

(1)
Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four. Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

Appendix B

UNITI GROUP INC.
EMPLOYEE STOCK PURCHASE PLAN

              Section 1.    Purpose of the Plan.    The purpose of the Plan is to provide a method whereby employees of the Company or of any Qualified Subsidiary (as defined below) will have an opportunity to acquire a proprietary interest in the Company through the purchase of Shares (as defined below) pursuant to a plan which is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

              Section 2.    Definitions.

                  "Administrator" shall mean the Compensation Committee of the Board which has been appointed to administer this Plan pursuant to Section 15 hereof.

                  "Board" shall mean the Board of Directors of the Company.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, as currently in effect or as may be amended in the future.

                  "Company" shall mean Uniti Group Inc., and any successor by merger, consolidation or otherwise.

                  "Compensation" shall mean all gross compensation paid by the Company or a Qualified Subsidiary to a Participating Employee.

                  "Effective Date" shall mean July 1, 2018, or such later date as the Plan may be approved by the stockholders of the Company.

                  "Eligible Employee" means any person who is employed as a common law employee and classified as working in the regular service of the Company or a Qualified Subsidiary; provided, however, such term shall not include any person who is a member of a collective bargaining unit and who is covered by a collective bargaining agreement which does not provide for coverage of such person under this Plan. For purposes of this definition, the existence of the employment relationship between and individual and the Company or Participating Affiliate will be determined under Treasury Regulation Section 1.421-1(h).

                  "Enrollment Date" shall mean the first day of each Offering Period.

                  "Fair Market Value" shall mean, as of any date, the value of the Shares determined as follows:

                      (a)   Where the Shares are not purchased in the open market, the closing sales price per share of the Shares (or the closing bid price, if no such sales were reported) on the Nasdaq's National Market System ("NMS"), or such stock exchange or other national market system on which the Shares are listed or traded, on the Purchase Date.

                      (b)   Where the Shares are purchased in the open market, the average of the actual prices, if such actual prices vary, at which the Shares were purchased on the Purchase Date.

                      (c)   In the event that the foregoing valuation methods are not practicable, such other reasonable valuation method as the Administrator shall, in its discretion, select and apply in good faith as of such date.

                  "Offering Period" shall mean, subject to Section 4, the period commencing on each first day of January (the first Offering Period) year and each first day of July (the second Offering Period) and terminating on the Purchase Date. The duration and timing of Offering Periods may be changed pursuant to Section 4 of the Plan.

                  "Participating Employee" shall mean an Eligible Employee who participates in the Plan.

                  "Plan" shall mean this Uniti Group, Inc. Employee Stock Purchase Plan.

                  "Purchase Date" shall mean, with respect to the first Offering Period, the last day of June, and with respect to the second Offering Period, the last day of December. If the last day of any Offering Period falls on a day on which Nasdaq or the national stock exchanges are not open for trading, the Purchase Date shall be the trading day next following the last day. The timing of the Purchase Date may be changed pursuant to Section 4 of the Plan.

                  "Purchase Price" shall mean an amount not less than 85% or greater than 100% of the Fair Market Value of a Share on the Enrollment Date or the Purchase Date, whichever is less, as determined from time to time by the Board or by the Administrator pursuant to Section 15 hereof. In the absence of such a determination by the Board or Administrator, the Purchase Price shall be 85% of the Fair Market Value of a Share on the Enrollment Date or the Purchase Date, whichever is less.

                  "Qualified Subsidiary" shall mean all Subsidiaries of the Company in existence as of the Effective Date or which may exist in the future. The Board or the Administrator may initiate or terminate the designation of a Subsidiary as a Qualified Subsidiary without the approval of the stockholders of the Company.

                  "Shares" shall mean the common stock of the Company, $0.0001 par value.

                  "Subsidiary" shall mean any domestic entity of which not less than 50% of the voting rights are held by the Company or a Subsidiary, whether or not such entity now exists or is hereafter organized or acquired by the Company or a Subsidiary.

              Section 3.    Eligibility.

                  (a)   Any Eligible Employee who is employed by the Company or a Qualified Subsidiary on the first day of any Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code.

                  (b)   Each employee who first becomes an Eligible Employee subsequent to the first day of a given Offering Period will be eligible to become a Participating Employee in the Plan on the first day of the first Offering Period following the day on which such person becomes an Eligible Employee, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code.

                  (c)   No Eligible Employee shall be granted an option under the Plan to the extent that his or her right to purchase Shares under all Section 423 employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

              Section 4.    Offering Periods.    The Plan shall be implemented by consecutive Offering Periods which shall continue until the Plan expires or is terminated in accordance with Section 20 hereof. Subject to Section 20, Offering Periods shall be six month in duration, unless a longer period (not to exceed 27 months) is otherwise specified by the Administrator. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) and Purchase Dates with respect to future offerings without stockholder approval.

              Section 5.    Participation.

                  (a)   An Eligible Employee may become a Participating Employee in the Plan as soon as administratively practicable following the completion of an enrollment form and the filing of such form with the Company.

                  (b)   Payroll deductions or contributions for a Participating Employee shall commence on the first payroll following the first day of the Offering Period and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless terminated sooner by the Participating Employee as provided in Section 11 hereof.

                  (c)   During a leave of absence approved by the Company or a Subsidiary and as long as the requirements of Treasury Regulations Section 1.421-1(h)(2) are met, a Participating Employee may continue to participate in the Plan by making cash payments to the Company on each payday equal to the amount of the Participating Employee's payroll deductions or contributions under the Plan for the payday immediately preceding the first day of such Participating Employee's leave of absence. If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulations Section 1.421-1(h)(2), the Participating Employee will automatically cease to participate in the Plan. In such event, the Company will automatically cease to deduct the Participating Employee's payroll under the Plan. The Company will pay to the Participating Employee his or her total payroll deductions for the Offering Period, in cash and in one lump sum, without interest, as soon as practicable after the Participating Employee ceases to participate in the Plan.

                  (d)   A Participating Employee's completion of an enrollment form will enroll such Participating Employee in the Plan for each successive and subsequent Offering Period on the terms contained therein until the Participating Employee either submits a new enrollment form, Withdraws from participation under the Plan as provided in Section 11 hereof, or otherwise becomes ineligible to participate in the Plan.

              Section 6.    Payroll Deductions and Contributions.

                  (a)   At the time a Participating Employee files his or her enrollment form, he or she shall elect to have payroll deductions made on each payday during an Offering Period in an amount not less than 1% and not more than 15% (or such other maximum percentage as the Board may establish from time to time before an Enrollment Date) of such participant's Compensation on each payday during the Offering Period.

                  (b)   All payroll deductions and contributions made for a Participating Employee shall be credited to his or her Payroll Deduction Account (as defined in Section 7) under the Plan. A Participating Employee may not make any additional payments into such account.

                  (c)   A Participating Employee may discontinue his or her participation in the Plan as provided in Section 11 hereof or may increase or decrease the rate of his or her payroll deductions or contributions during the Offering Period by completing a revised enrollment form authorizing a change in payroll deduction or contribution and filing it with the Company. An election to increase or decrease a Participating Employee's payroll deductions or contributions shall be permitted no more than once every 30 days.

                  (d)   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, a Participating Employee's payroll deductions may be decreased to 0% at any time during an Offering Period.

                  (e)   At the time the option is exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan are disposed of, the Participating Employee must make adequate provision for the Company's or Subsidiary's federal, national, state, local municipal, or other tax or Social Security withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Shares. At any time, the Company or any Subsidiary may, but shall not be obligated to, withhold from the Participating Employee's Compensation the amount necessary for the Company or the Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of the Shares by a Participating Employee.

              Section 7.    Payroll Deduction Account.    The Company shall establish a payroll deduction account ("Payroll Deduction Account") for each Participating Employee and shall credit all payroll deductions and contributions made on behalf of each Participating Employee pursuant to Section 6 to his or her Payroll Deduction Account.

              Section 8.    Grant of Option.    On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a number of Shares determined by dividing such Participating Employee's payroll deductions accumulated on such Purchase Date and retained in the Participating Employee's Payroll Deduction Account as of the Purchase Date by the applicable Purchase Price. Exercise of the option shall occur as provided in Section 9 hereof, unless the Participating Employee has Withdrawn pursuant to Section 11 hereof or otherwise becomes ineligible to participate in the Plan. The option shall expire on the last day of the Offering Period.

              Section 9.    Exercise of Option.

                  (a)   By the Purchase Date, the Company shall cause a statement of the balance in each Participating Employee's Payroll Deduction Account to be forwarded to the securities brokerage firm as set forth in Section 10 for purchase on his or her account of the number of Shares determined under subparagraphs (b) and (c) of this Section.

                  (b)   Unless a Participating Employee Withdraws from the Plan as provided in Section 11 hereof or otherwise becomes ineligible to participate in the Plan, his or her option for the purchase of Shares shall be exercised automatically on the Purchase Date, and the maximum number of full Shares and fractional Shares subject to the option shall be purchased for such Participating Employee at the applicable Purchase Price with the accumulated payroll deductions in his or her account. During a Participating Employee's lifetime, a Participating Employee's option to purchase Shares hereunder is exercisable only by him or her.

                  (c)   If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the first day of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Administrator shall allocate the available Shares among such Participating Employees in as uniform a manner as shall be practicable. The balance of the amount credited to the account of each Participating Employee which has not been applied to the purchase of Shares shall be paid to such Participating Employee in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

                  (d)   Unless otherwise determined by the Administrator, Participating Employees are required to hold Shares acquired under the Plan for a holding period that ends on the second anniversary of the Enrollment Date for the Offering Period under which the Shares were purchased.

              Section 10.    Brokerage Accounts.    By enrolling in the Plan, each Eligible Employee shall be deemed to have authorized the establishment of a brokerage account ("Brokerage Account") on his or her behalf at a securities brokerage firm to be selected from time to time by the Administrator. The Brokerage Account shall be governed by, and shall be subject to, the terms and conditions of the Plan and of a written agreement between the Company and the securities brokerage firm and, if applicable, the Participating Employee and the securities brokerage firm. As promptly as practicable after each Purchase Date on which a purchase of Shares occurs, the Company may arrange for the deposit into each Participating Employee's Brokerage Account of the number of Shares purchased upon exercise of his or her option. Shares purchased on behalf of any Participating Employee pursuant to the Plan shall be held in the Participating Employee's Brokerage Account in his or her name.

              Section 11.    Withdrawal.

                  (a)   A Participating Employee may Withdraw all but not less than all of the payroll deductions or contributions credited to his or her Payroll Deduction Account and not yet used to exercise his or her option under the Plan at any time prior to a Purchase Date by giving written notice to the Company authorizing payroll deductions ("Withdraw" or "Withdrawal"). All of the Participating Employee's payroll deductions or contributions credited to his or her account during the Offering Period shall be paid to such Participating Employee as soon as practicable after receipt of the notice of Withdrawal. Thereafter, such Participating Employee's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participating Employee Withdraws from an Offering Period, payroll deductions or contributions shall not resume at the beginning of any succeeding Offering Periods unless the Participating Employee delivers to the Company a new enrollment form; provided, however, that any Eligible Employee who is deemed to be an "executive officer" of the Company as defined by Section 16b-3 of the Securities Exchange Act of 1934 shall not renew his or her participation in the Plan until at least six months have elapsed since the date of Withdrawal.

                  (b)   A Participating Employee's Withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods.

              Section 12.    Termination of Employment.    Upon (a) a Participating Employee's ceasing to be an Eligible Employee for any reason, including termination of employment, disability or death or (b) a Participating Employee's being granted a leave of absence and failing to return to active employment upon the expiration of his or her leave in accordance with the Company's policy with respect to permitted absences, he or she shall be deemed to have elected to Withdraw from the Plan, the payroll deductions on behalf of the Participating Employee shall be discontinued, and any amounts credited to such Participating Employee's Payroll Deduction Account during the Offering Period shall be paid to such Participating Employee or, in the case of his or her death, to the person or persons entitled thereto under Section 16 hereof, as soon as reasonably practicable, and such Participating Employee's option for the Offering Period shall be automatically terminated. A transfer of a Participating Employee's employment between or among the Company and any Qualified Subsidiary shall not be treated as a termination of employment for purposes of the Plan.

              Section 13.    Interest.    No interest shall accrue on the payroll deductions or contributions of a Participating Employee in the Plan.

              Section 14.    Shares Subject to Plan.

                  (a)   Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of Shares which shall initially be made available for sale under the Plan shall be 2,000,000. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right may, in the sole discretion of the Administrator, become available for issuance under the Plan. The Shares subject to the Plan may be authorized but unissued Shares or reacquired Shares, bought on the market or otherwise.

                  (b)   With respect to Shares subject to an option granted under the Plan, a Participating Employee shall not be deemed to be a stockholder of the Company, and the Participating Employee shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participating Employee or his or her nominee following exercise of the Participating Employee's option. A

    Participating Employee shall have rights as a stockholder with respect to all Shares which are purchased under the Plan for such Participating Employee's account; provided, however, that a Participating Employee shall have no right to vote any fractional interest in a Share credited to his or her account.

              Section 15.    Administration.

                  (a)   The Administrator shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Administrator is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

                  (b)   It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All determinations by the Administrator in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested. The Administrator at its option may utilize the services of such other persons as are necessary to assist in the proper administration of the Plan. The Administrator may select a securities brokerage firm to assist with the purchase of the Shares and the maintenance of Brokerage Accounts for Participating Employees in the Plan. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

                  (c)   All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company and its Qualified Subsidiaries; provided, however, that all sales commissions incurred upon sale by a Participating Employee of Shares out of his or her Brokerage Account shall be borne by the Participating Employee. The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, or such other persons as the Administrator deems necessary or appropriate to carry out its duties under the Plan. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons so employed by the Administrator.

              Section 16.    Designation of Beneficiaries/Transferability.

                  (a)   A Participating Employee may file a written beneficiary designation naming those persons who are to receive any cash from the Participating Employee's Payroll Deduction Account, together with any Shares and/or cash from the Participating Employee's Brokerage Account, in the event of the Participating Employee's death. If a Participating Employee is married and the designated beneficiary is not the Participating Employee's spouse, spousal consent may be required for such designation to be effective.

                  (b)   Neither payroll deductions credited to a Participating Employee's Payroll Deduction Account nor any rights with regard to the exercise of an option or rights to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, through the laws of descent and distribution, or as provided in by the Plan) by a Participating Employee. Shares acquired by a Participating Employee pursuant to the exercise of an option hereunder, however, are freely transferable.

              Section 17.    Use of Funds.    All funds received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such funds unless required to in a country outside of the United States.

              Section 18.    Reports.    Statements of account shall be provided to Participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price(s), and the number of Shares purchased.

              Section 19.    Adjustments Upon Changes in Outstanding Shares on Capitalization, Merger, Consolidation or Corporate Reorganization.    Subject to any required action by the stockholders of the Company, the number of Shares which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of Shares each Participating Employee may purchase each Offering Period (pursuant to Section 9), as well as the price per Share and the number of Shares covered by each option under the Plan which has not yet been exercised shall be automatically adjusted to give proper effect to any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company, or by reason of any merger, consolidation or other corporate reorganization in which the Company is the surviving corporation. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.

              Section 20.    Amendment or Termination.

                  (a)   The Board, the Administrator or an authorized subcommittee may, in its discretion and, to the extent necessary or desirable, at any time, and from time to time, modify or amend the Plan in any respect, including, but not limited to, (i) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price, by setting the Purchase Price as an amount that is within the range of either 85% - 100% of the Fair Market Value of a Share on the Purchase Date, or 85% -100% of the Fair Market Value of a Share on the Enrollment Date, whichever is less; (ii) shortening or lengthening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Board action; provided, however, that no Offering Period shall be shorter than one month or longer than 27 months; and allocating Shares as provided in Section 9(c). Such modifications or amendments shall not require stockholder approval or the consent of any Participating Employees, except that no amendment shall be made without the affirmative vote of stockholders holding at least a majority of the voting stock of the Company represented in person or by proxy at a duly held stockholders' meeting, if such amendment would:

                      (A)  materially increase the benefits accruing to Participating Employees under the Plan;

                      (B)  increase the number of Shares which may be issued under the Plan (other than as permitted under Section 19 hereof); or

                      (C)  materially modify the requirements as to eligibility for participation under the Plan, except as allowed under Section 423(b)(4) of the Code.

                  (b)   The Plan and all rights of Participating Employees hereunder may be terminated at any time by the Administrator or by the Board or an authorized subcommittee. Upon termination of the Plan, all payroll deductions and contributions shall cease and all amounts then credited to the Participating Employees' Payroll Deduction Accounts shall be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts shall be promptly refunded to the Participating Employees.

              Section 21.    Notices.    All notices or other communications by a Participating Employee to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

              Section 22.    Conditions to Issuance of Shares/Dividends.    Whole Shares purchased hereunder shall be issued as soon as practicable following a Participating Employee's written request, for which a reasonable charge may be made. Fractional interests in Shares shall be carried forward in a Participating Employee's Brokerage Account until they equal one whole Share or until termination of the Participating Employee's Brokerage Account, in which event an amount in cash equal to the value of such fractional interest shall be paid to him or her in cash. Any cash dividends payable on Shares held in a Participating Employee's Brokerage Account will be used to purchase additional Shares unless otherwise directed by the Participant.

              Section 23.    Term of Plan.    The Plan shall become effective on the Effective Date and shall remain in effect for a term of 10 years, unless sooner terminated under Section 20 hereof.

              Section 24.    Equal Rights and Privileges.    All Eligible Employees of the Company (or of any Qualified Subsidiary) will have equal rights and privileges under the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 of the Code or applicable Treasury Regulations thereunder. Any provision of the Plan that is inconsistent with Section 423 or applicable Treasury Regulations will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury Regulations.

              Section 25.    No Employment Rights.    Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participating Employee) the right to remain in the employ of the Company or a Subsidiary or to affect the right of the Company or any Subsidiary to terminate the employment of any person (including any Eligible Employee or Participating Employee) at any time, with or without cause.

              Section 26.    Governing Law.    The internal laws of the State of Maryland shall govern all matters relating to the Plan except to the extent superseded by the laws of the United States.

Appendix C

ARTICLES OF AMENDMENT
OF
UNITI GROUP INC.

                                , 2018

              Uniti Group Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

              FIRST:    The Articles of Amendment and Restatement of the Corporation (the "Articles") are hereby amended by deleting and replacing ARTICLE EIGHT in its entirety as follows:

ARTICLE EIGHT
AMENDMENT OF BYLAWS

              Any and all provisions of the Bylaws may be repealed, altered, amended, or rescinded and new bylaws may be adopted (a) by the stockholders at any annual meeting of the stockholders or at any special meeting called for that purpose (provided that notice of such proposal is included in the notice of such meeting) and (b) by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, the Board of Directors does not have the power to alter or repeal any bylaw made by the stockholders.

              SECOND:    The foregoing amendment to the Articles has been duly approved and advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

              THIRD:    These Articles of Amendment shall become effective on                                , 2018.

              FOURTH:    The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary as of the date first written above.

ATTEST:			UNITI GROUP INC.
By:			By:
	Name:	Daniel L. Heard		Name:	Kenneth A. Gunderman
	Title:	Executive Vice President—General Counsel and Secretary		Title:	President and Chief Executive Officer

VOTE BY INTERNET Before the Meeting – Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. UNITI GROUP INC. 10802 EXECUTIVE CENTER DRIVE BENTON BUILDING, SUITE 300 LITTLE ROCK, ARKANSAS 72211 During the Meeting – Go to www.virtualshareholdermeeting.com/UNIT2018 You may attend the Meeting via the Internet and vote during the Meeting. Have your proxy card in hand when you access the web site and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to vote until 11:59 P.M. Eastern Time the day before the cut-off or meeting date. Have your proxy card in hand when you call, and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the company’s costs for mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E42547-P01259 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. UNITI GROUP INC. The Board of Directors recommends that you vote "FOR" each of the nominees listed in Item 1. 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Jennifer S. Banner 1b. Scott G. Bruce The Board of Directors recommends that you vote "FOR" Item 3. For Against Abstain ! ! ! 3. To approve the Uniti Group Inc. Employee Stock Purchase Plan. 1c. Francis X. ("Skip") Frantz 1d. Andrew Frey The Board of Directors recommends that you vote "FOR" Item 4. 4. To approve an amendment to the Company's charter to provide stockholders with the power to amend the Company's bylaws. ! ! ! 1e. Kenneth A. Gunderman 1f. David L. Solomon The Board of Directors recommends that you vote "FOR" Item 5. 5. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountant for the year ending December 31, 2018. ! ! ! The Board of Directors recommends that you vote "FOR" Item 2. ! ! ! 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers. NOTE: In their discretion, such other matters that may properly come before the meeting or any adjournment or adjournments thereof. NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted "FOR" each of the nominees listed in Item 1, "FOR" Item 2, "FOR" Item 3, "FOR" Item 4, and "FOR" Item 5. If any other matters properly come before the meeting or any adjournment of the meeting, the person(s) named in this proxy will vote in their discretion. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. E42548-P01259 Uniti Group Inc. – Proxy THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 17, 2018. The undersigned stockholder(s) of Uniti Group Inc., a Maryland corporation, hereby appoint(s) Daniel L. Heard and Mark A. Wallace, and each or either of them, as proxies, with the power to appoint their substitutes, and hereby authorize(s) them to cast on behalf of the undersigned, as designated on the reverse side of this proxy card, all votes that the undersigned is/are entitled to cast at the 2018 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/UNIT2018 on Thursday, May 17, 2018 at 8:00 a.m., Eastern time, or any postponement or adjournment thereof, in accordance with and as more fully described in the Notice of the Annual Meeting of Stockholders and the Proxy Statement, receipt of each of which is hereby acknowledged and the terms of each of which are incorporated by reference, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes any proxy heretofore given with respect to the 2018 Annual Meeting of Stockholders. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD, "FOR" ITEM 2, "FOR" ITEM 3, "FOR" ITEM 4, AND "FOR" ITEM 5. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: